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                                                                  Exhibit 99.(c)

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  BY AND AMONG


                                PHH CORPORATION,


                            PHH HOLDINGS CORPORATION,


                              AVIS RENT A CAR, INC.


                                       AND


                  AVIS FLEET LEASING AND MANAGEMENT CORPORATION


                            DATED AS OF MAY 22, 1999

================================================================================
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                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----

                                    ARTICLE I
                                   THE MERGER

      1.1   THE MERGER..............................................2
      1.2   EFFECTIVE TIME..........................................2
      1.3   MERGER CONSIDERATION....................................2
      1.4   EFFECTS OF THE MERGER...................................3
      1.5   TRANSFERRED ASSETS......................................3
      1.6   HOLDINGS RETAINED ASSETS................................3
      1.7   TRANSFERRED LIABILITIES.................................4
      1.8   HOLDINGS RETAINED LIABILITIES...........................4
      1.9   ACQUIROR SUB RETAINED ASSETS............................4
      1.10  ACQUIROR SUB RETAINED LIABILITIES.......................4
      1.11  UNALLOCATED OR CONTINGENT ASSETS OR LIABILITIES.........4
      1.12  CHARTER AND BY-LAWS.....................................5
      1.13  DIRECTORS; OFFICERS.....................................5
      1.14  EFFECT ON CAPITAL STOCK.................................6

                                   ARTICLE II
                           CLOSING; FURTHER ASSURANCES

      2.1   CLOSING DATE............................................7
      2.2   ESCROWED FUNDS..........................................7
      2.3   DELIVERIES AT THE CLOSING...............................8
      2.4   SIMULTANEOUS TRANSACTIONS..............................10
      2.5   TAX TREATMENT..........................................10
      2.6   FURTHER ASSURANCES.....................................10
      2.7   SUBSEQUENT CLOSING.....................................11

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND HOLDINGS

      3.1   ORGANIZATION...........................................14
      3.2   AUTHORIZATION..........................................14
      3.3   TRANSFERRED COMPANIES..................................15
      3.4   CAPITALIZATION; OWNERSHIP OF SHARES....................16
      3.5   CONSENTS AND APPROVALS; NO VIOLATION...................17
      3.6   FINANCIAL INFORMATION; ABSENCE OF UNDISCLOSED LIABILITIES17


                                       i
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                                                                 Page
                                                                 ----

      3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS...................18
      3.8   TAX MATTERS............................................18
      3.9   LITIGATION.............................................20
      3.10  PERMITS; COMPLIANCE WITH LAWS..........................20
      3.11  MATERIAL CONTRACTS.....................................21
      3.12  LABOR RELATIONS........................................22
      3.13  EMPLOYEE BENEFIT PLANS; ERISA..........................23
      3.14  INTELLECTUAL PROPERTY..................................25
      3.15  YEAR 2000 COMPLIANCE...................................26
      3.16  ENVIRONMENTAL MATTERS..................................27
      3.17  REAL PROPERTY..........................................28
      3.18  INSURANCE..............................................28
      3.19  ACQUISITION OF SHARES FOR INVESTMENT...................29
      3.20  SUFFICIENCY OF ASSETS..................................29
      3.21  CUSTOMERS..............................................29
      3.22  BROKERS; FINDERS AND FEES..............................29

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

      4.1   ORGANIZATION...........................................30
      4.2   AUTHORIZATION..........................................30
      4.3   CAPITALIZATION.........................................31
      4.4   CONSENTS AND APPROVALS; NO VIOLATION...................32
      4.5   ACQUIROR SEC DOCUMENTS.................................33
      4.6   FINANCIAL INFORMATION; ABSENCE OF UNDISCLOSED
            LIABILITIES............................................33
      4.7   LITIGATION.............................................34
      4.8   COMPLIANCE WITH LAWS...................................34
      4.9   AVAILABILITY OF FUNDS..................................34
      4.10  AMORTIZATION OF GOODWILL...............................34
      4.11  NO REGISTRATION........................................35
      4.12  INVESTIGATION BY ACQUIROR; PARENT'S AND HOLDINGS'
            LIABILITY..............................................35
      4.13  BROKERS; FINDERS AND FEES..............................35

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

      5.1   CONDUCT OF THE BUSINESS................................36
      5.2   CONDUCT OF BUSINESS BY ACQUIROR........................38


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                                                                 Page
                                                                 ----

      5.3   CONDUCT OF BUSINESS BY ACQUIROR SUB....................38
      5.4   ACCESS TO INFORMATION..................................39
      5.5   BOOKS AND RECORDS; FURNISHING INFORMATION..............40
      5.6   CONSENTS AND APPROVALS.................................41
      5.7   COMMERCIALLY REASONABLE EFFORTS........................42
      5.8   FINANCING..............................................42
      5.9   EMPLOYEES; EMPLOYEE BENEFITS...........................42
      5.10  NO SOLICITATION........................................46
      5.11  INDEMNIFICATION........................................46
      5.12  TRADEMARK LICENSE AGREEMENTS...........................46
      5.13  STOCKHOLDERS' AGREEMENT AND REGISTRATION RIGHTS
            AGREEMENT..............................................47
      5.14  TRANSITION SERVICES AGREEMENT AND IT AGREEMENT.........47
      5.15  ESCROW AGREEMENT.......................................47
      5.16  TRANSITIONAL LICENSE AGREEMENT.........................47
      5.17  INTERCOMPANY OBLIGATIONS; AFFILIATE AGREEMENTS.........48
      5.18  SUPPLEMENTS TO DISCLOSURE SCHEDULES....................49
      5.19  PUBLIC ANNOUNCEMENTS...................................49
      5.20  NON-COMPETITION........................................50
      5.21  PREFERRED ALLIANCE AGREEMENTS..........................50
      5.22  LICENSE AMENDMENT AGREEMENT............................50
      5.23  NO OTHER REPRESENTATIONS...............................50

                                   ARTICLE VI
                                   TAX MATTERS

      6.1   TAX RETURNS............................................50
      6.2   INDEMNIFICATION........................................52
      6.3   COMPUTATION OF TAX LIABILITIES.........................53
      6.4   CONTEST PROVISIONS.....................................54
      6.5   TRANSFER TAXES.........................................55
      6.6   REFUNDS................................................56
      6.7   CERTAIN POST-CLOSING SETTLEMENT PAYMENTS...............57
      6.8   TAX-FREE REORGANIZATION COVENANTS; OTHER COVENANTS.....61
      6.9   RESOLUTION OF ALL TAX-RELATED DISPUTES.................62
      6.10  POST-CLOSING ACTIONS WHICH AFFECT CENDANT'S
            LIABILITY FOR TAXES....................................62
      6.11  TERMINATION OF EXISTING TAX SHARING AGREEMENTS.........63
      6.12  ASSISTANCE AND COOPERATION.............................63
      6.13  ADJUSTMENT TO MERGER CONSIDERATION.....................64
      6.14  CERTAIN DEFINITIONS....................................64


                                      iii
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                                                                 Page
                                                                 ----

      6.15  CENDANT OPTIONS; HOLDINGS PLAN.........................65

                                   ARTICLE VII
             CONDITIONS TO ACQUIROR'S AND ACQUIROR SUB'S OBLIGATIONS

      7.1   REPRESENTATIONS AND WARRANTIES.........................67
      7.2   PERFORMANCE............................................67
      7.3   NO INJUNCTION..........................................67
      7.4   H-S-R ACT..............................................67
      7.5   REQUIRED APPROVALS.....................................67
      7.6   OPINION OF  PARENT AND HOLDINGS' COUNSEL...............68
      7.7   FINANCING..............................................68

                                  ARTICLE VIII
                CONDITIONS TO PARENT'S AND HOLDINGS' OBLIGATIONS

      8.1   REPRESENTATIONS AND WARRANTIES.........................68
      8.2   PERFORMANCE............................................68
      8.3   NO INJUNCTION..........................................68
      8.4   H-S-R ACT..............................................69
      8.5   REQUIRED APPROVALS.....................................69
      8.6   OPINION OF ACQUIROR AND ACQUIROR SUB'S COUNSEL.........69

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION
      9.1   SURVIVAL PERIODS.......................................69
      9.2   PARENT'S AND THE HOLDINGS SURVIVING CORPORATION'S
            AGREEMENT TO  INDEMNIFY................................70
      9.3   ACQUIROR'S AND THE ACQUIROR SUB SURVIVING
            CORPORATION'S AGREEMENT TO  INDEMNIFY..................71
      9.4   THIRD-PARTY INDEMNIFICATION............................73
      9.5   INSURANCE..............................................74
      9.6   NO DUPLICATION; SOLE REMEDY............................74
      9.7   INDEMNIFICATION OF CERTAIN LITIGATION..................74

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

      10.1  TERMINATION............................................75
      10.2  PROCEDURE FOR, AND EFFECT OF, TERMINATION..............76


                                       iv
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                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      11.1  FEES AND EXPENSES......................................77
      11.2  AMENDMENT..............................................77
      11.3  ENTIRE AGREEMENT.......................................77
      11.4  EXECUTION IN COUNTERPARTS..............................77
      11.5  NOTICES................................................77
      11.6  WAIVERS................................................79
      11.7  APPLICABLE LAW.........................................79
      11.8  HEADINGS...............................................79
      11.9  ASSIGNMENTS............................................79
      11.10 SEVERABILITY...........................................80
      11.11 SPECIFIC PERFORMANCE...................................80
      11.12 INTERPRETATION.........................................80
      11.13 NO THIRD-PARTY BENEFICIARIES...........................80


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                                    SCHEDULES

Transferred Companies...............................................I
Transferred Assets.................................................II
Holdings Retained Assets..........................................III
Transferred Liabilities............................................IV
Holdings Retained Liabilities.......................................V
Retained Intellectual Property.....................................VI

                                    EXHIBITS

Terms of Acquiror Sub Series A Preferred Stock......................A
Terms of Acquiror Sub Series C Preferred Stock......................B
Articles of Merger..................................................C
Instrument of Assumption............................................D
Undertaking.........................................................E
Trademark License Agreement.........................................F
Stockholders' Agreement.............................................G
Escrow Agreement....................................................H
Transitional License Agreement......................................I
Non-Competition Agreement...........................................J
Opinion of Counsel to Parent and Holdings...........................K
Opinion of Counsel to Acquiror and Acquiror Sub.....................L
Alternative Transaction.............................................M


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                             TABLE OF DEFINED TERMS

                                                              Section
                                                              -------

Acquiror.....................................................Preamble
Acquiror Class B Common Stock..................................4.3(d)
Acquiror Common Stock.........................................40.3(d)
Acquiror Damages...............................................9.2(a)
Acquiror Disclosure Schedule.................................. 4.3(a)
Acquiror Indemnitees...........................................9.2(a)
Acquiror Material Adverse Effect...............................4.1(b)
Acquiror SEC Documents............................................4.5
Acquiror Sub.................................................Preamble
Acquiror Sub Preferred Stock...................................1.3(b)
Acquiror Sub Retained Assets......................................1.9
Acquiror Sub Retained Liabilities................................1.10
Acquiror Sub Series A Preferred Stock..........................1.3(a)
Acquiror Sub Series B Preferred Stock..........................1.3(b)
Acquiror Sub Surviving Corporation.............................1.4(a)
Acquisition Proposal.............................................5.10
Affected Employee..............................................5.9(c)
Articles of Merger .......................................2.3(a)(vii)
Audited Financial Statements...................................3.6(a)
Business.....................................................Recitals
Business Personnel...............................................3.12
CBA............................................................3.9(b)
Cendant....................................................5.1(b)(iv)
Cendant Options............................................5.1(b)(iv)
Certificate of Merger.............................................1.2
Claim.............................................................9.4
Claims........................................................3.16(e)
Closing...........................................................2.1
Closing Date......................................................2.1
Code.........................................................Recitals
Commitment Letters................................................4.9
Confidentiality Agreement......................................5.4(c)
Contracts.........................................................3.5
De Minimis Acquiror Claims..................................9.2(b)(i)
De Minimis Holdings Claims..................................9.3(b)(i)
Deferred Assets................................................2.7(a)


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                                                              Section
                                                              -------

Directly Transferred Companies..............................2.3(d)(i)
Disposition....................................................6.2(g)
$ or dollars....................................................11.12
DOJ............................................................5.6(a)
Due Date.........................................................6.14
Effective Time....................................................1.2
Employee Benefit Plans........................................3.13(a)
Employment Taxes..............................................6.15(b)
Environmental Claims..........................................3.16(e)
Environmental Laws............................................3.16(e)
Escrow Agent......................................................2.2
Escrow Agreement.................................................5.15
Escrowed Funds....................................................2.2
ERISA.........................................................3.13(a)
ERISA Affiliate...............................................3.13(a)
Excluded Taxes.................................................6.2(a)
Final Determination............................................6.8(d)
Foreign Plans.................................................3.13(b)
FTC............................................................5.6(a)
Funding Termination Fund.......................................5.8(b)
GAAP...........................................................3.6(a)
Governmental Consent..............................................3.5
Governmental Entity...............................................3.5
Guaranties....................................................5.17(c)
Hazardous Substances..........................................3.16(e)
Holdings.....................................................Preamble
Holdings Class A Common Stock.................................1.14(a)
Holdings Class B Common Stock.................................1.14(a)
Holdings Damages...............................................9.3(a)
Holdings Disclosure Schedule...................................3.3(a)
Holdings Indebtedness..........................................1.3(c)
Holdings Indemnitees...........................................9.3(a)
Holdings' Knowledge............................................3.9(b)
Holdings Plan..................................................5.9(e)
Holdings Retained Assets..........................................1.6
Holdings Retained Liabilities.....................................1.8
Holdings Surviving Corporation.................................1.4(a)
HSC Class A Common Stock......................................1.14(a)


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                                                              Section
                                                              -------

HSC Class B Common Stock......................................1.14(a)
H-S-R Act.........................................................3.5
Instrument of Assumption...................................2.3(b)(ii)
Intellectual Property Rights.....................................3.14
Intercompany Agreements.......................................5.17(a)
Intercompany Indebtedness.....................................5.17(b)
IT...............................................................5.14
Laws..............................................................3.5
Lenders...........................................................4.9
License Amendment Agreement......................................5.22
Market Event..................................................10.1(d)
Material Adverse Effect on the Business........................3.3(b)
Material Contracts............................................3.11(a)
Material Customer................................................3.21
Merger.......................................................Recitals
Merger Consideration..............................................1.3
Non-Competition Agreement........................................5.20
Parent.......................................................Preamble
Parent DB Plan.................................................5.9(i)
Parent DC Plan.................................................5.9(i)
Pension Plan...................................................5.9(d)
Permits.......................................................3.10(a)
Person...........................................................3.14
Pre-Closing Period.............................................3.8(a)
Real Property....................................................3.17
Recipient......................................................6.4(a)
Required Approvals................................................7.5
Remaining DB Participants......................................5.9(i)
Remaining DC Participants......................................5.9(i)
Retained Escrow Amount.....................................2.7(b)(ii)
Retained Intellectual Property...................................5.12
SEC...............................................................4.5
Securities Act....................................................4.5
Shares.........................................................3.4(b)
Stockholders' Agreement..........................................5.13
Straddle Period................................................6.1(c)
Subsequent Closing.............................................2.7(a)
Subsequent Closing Date........................................2.7(a)


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                                                              Section
                                                              -------

Tax or Taxes.....................................................6.14
Tax Benefit....................................................6.7(e)
Tax Benefit Accountant.....................................6.7(f)(ii)
Tax Benefit Actually Realized..................................6.7(e)
Tax Benefit Dispute Notice..................................6.7(f)(i)
Tax Benefit Report........................................6.7(f)(iii)
Tax Benefit Statement.......................................6.7(f)(i)
Tax Claim......................................................6.4(a)
Tax Package....................................................6.1(e)
Tax Report....................................................6.15(a)
Tax Returns......................................................6.14
TBCA.........................................................Recitals
Trademark License Agreement......................................5.12
Transaction Agreements............................................3.2
Transfer Taxes....................................................6.5
Transferred Assets................................................1.5
Transferred Companies.........................................3.3 (a)
Transferred Liabilities...........................................1.7
Transition Services Agreement....................................5.14
Transitional License Agreement...................................5.16
Undertaking................................................2.3(b)(iv)
UK DB Plan.....................................................5.9(i)
UK DC Plan.....................................................5.9(i)
UK Plans.......................................................5.9(i)
Updated Information..............................................5.18
VMS............................................................3.9(b)
WEX............................................................2.7(a)
Withholding Taxes.............................................6.15(a)
Year 2000 Compliant...........................................3.15(a)


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

            This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of May 22, 1999, is by and among PHH CORPORATION, a Maryland corporation ("Parent"), PHH HOLDINGS CORPORATION, a Texas corporation and a wholly owned subsidiary of Parent ("Holdings"), AVIS RENT A CAR, INC., a Delaware corporation ("Acquiror"), and AVIS FLEET LEASING AND MANAGEMENT CORPORATION, a Texas corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub").

            WHEREAS, Acquiror desires to acquire, and Holdings desires to transfer to Acquiror Sub, all of the vehicle management and fuel card businesses of Holdings (collectively, the "Business"), in exchange for the Merger Consideration (as hereinafter defined);

            WHEREAS, the Boards of Directors of Holdings and Acquiror Sub have each approved this Agreement and the merger (the "Merger") of Holdings and Acquiror Sub in accordance with the provisions of Article Five of the Texas Business Corporation Act (the "TBCA"), upon the terms and subject to the conditions set forth herein;

            WHEREAS, Acquiror, as the sole stockholder of Acquiror Sub, and Parent, as the sole stockholder of Holdings, each have approved this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

            WHEREAS, the Merger will result in, among other things, (i) the survival of each of Holdings and Acquiror Sub, (ii) the allocation to and vesting in Acquiror Sub of the Transferred Assets, the Transferred Liabilities, the Acquiror Sub Retained Assets and the Acquiror Sub Retained Liabilities (each, as hereinafter defined) and (iii) the allocation to and vesting in Holdings of the Holdings Retained Assets and Holdings Retained Liabilities (each, as hereinafter defined); and

            WHEREAS, for U.S. Federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be adopted as a plan of reorganization under Section 368 of the Code.

            NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as hereinafter defined), Holdings and Acquiror Sub shall be merged in accordance with the provisions of Article Five of the TBCA. Following the Effective Time, each of Holdings and Acquiror Sub shall survive the Merger and, subject to Sections 1.4 and 1.14 hereof, shall maintain its separate corporate existence and shall continue to be governed by the laws of the State of Texas.

            1.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time that a certificate of merger (the "Certificate of Merger") is issued by the Secretary of State of the State of Texas. As used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is issued.

            1.3 MERGER CONSIDERATION. At the Closing, Acquiror shall cause Acquiror Sub to deliver or cause to be delivered to Parent or Holdings, as the case may be, the following (collectively, the "Merger Consideration"), in consideration of the Merger and the allocation to Acquiror Sub of the Transferred Assets:

                  (a) Acquiror shall cause Acquiror Sub to deliver to Parent, an aggregate of 7,200,000 shares of series A cumulative participating redeemable convertible preferred stock, par value $0.01 per share, of Acquiror Sub (the "Acquiror Sub Series A Preferred Stock"), having an aggregate liquidation preference of $360,000,000, the terms of which are set forth in EXHIBIT A hereto;

                  (b) Acquiror shall cause Acquiror Sub to deliver to Parent, an aggregate of 40,000 shares of series C cumulative redeemable preferred stock, par value $0.01 per share, of Acquiror Sub (the "Acquiror Sub Series C Preferred Stock" and, together with the Acquiror Sub Series A Preferred Stock, the "Acquiror Sub Preferred Stock"), having an aggregate liquidation preference of $2,000,000, the terms of which are set forth in EXHIBIT B hereto; and

                  (c) Acquiror shall cause Acquiror Sub to deliver to Parent and Holdings the Instrument of Assumption and the Undertaking (each, as hereinafter defined) evidencing the assumption of the Transferred Liabilities allocated to, assumed by and vested in Acquiror Sub, which includes the outstanding indebtedness of Holdings to Parent which, on the Closing Date, shall not exceed an aggregate principal amount of $1,438,000,000 (the "Holdings Indebtedness").

            1.4 EFFECTS OF THE MERGER. At the Effective Time, by virtue of the Merger and without any further act or deed on the part of Parent, Holdings, Acquiror or Acquiror Sub, the Merger shall have the following effects in accordance with the applicable provisions of the TBCA:

                  (a) each of Holdings and Acquiror Sub shall survive the Merger and shall maintain its separate corporate existence; Holdings shall continue as a surviving corporation under its same name ("Holdings Surviving Corporation"); and Acquiror Sub shall continue as a surviving corporation under its same name ("Acquiror Sub Surviving Corporation");

                  (b) the Transferred Assets shall be allocated to and vested in Acquiror Sub and the Transferred Liabilities shall be allocated to, assumed by and vested in Acquiror Sub;

                  (c) the Acquiror Sub Retained Assets and the Acquiror Sub Retained Liabilities shall be allocated to, retained by and vested in Acquiror Sub; and

                  (d) the Holdings Retained Assets and the Holdings Retained Liabilities shall be allocated to, retained by and vested in Holdings.

            1.5 TRANSFERRED ASSETS. The rights, properties and assets of Holdings to be allocated to and vested in Acquiror Sub in the Merger pursuant to
Section 1.4 hereof (the "Transferred Assets") shall be all of Holdings' right, title and interest in and to those assets of Holdings set forth on SCHEDULE II hereto.

            1.6 HOLDINGS RETAINED ASSETS. The rights, properties and assets of Holdings to be allocated to, retained by and vested in Holdings in the Merger pursuant to Section 1.4 hereof (the "Holdings Retained Assets") shall be all of Holdings' right, title and interest in and to all of the properties, assets, rights, claims, contracts and businesses of Holdings immediately prior to the Effective Time, other than the Transferred Assets, and shall include, without limitation, those assets set forth on SCHEDULE III hereto, which are not to be allocated to or vested in Acquiror Sub by virtue of the Merger or otherwise in connection with this Agreement or the transactions contemplated hereby.

            1.7 TRANSFERRED LIABILITIES. The liabilities and obligations of Holdings to be allocated to, assumed by and vested in Acquiror Sub in the Merger pursuant to Section 1.4 hereof (the "Transferred Liabilities") shall be those liabilities and obligations of Holdings set forth on SCHEDULE IV hereto, whether direct or indirect, known or unknown, absolute or contingent.

            1.8 HOLDINGS RETAINED LIABILITIES. The liabilities and obligations of Holdings to be allocated to, retained by and vested in Holdings in the Merger pursuant to Section 1.4 hereof (the "Holdings Retained Liabilities") shall be all liabilities and obligations of Holdings and its Affiliates and subsidiaries immediately prior to the Effective Time, other than the Transferred Liabilities, and shall include, without limitation, the liabilities and obligations set forth on SCHEDULE V hereto, which are not to be allocated to, assumed by or vested in Acquiror Sub by virtue of the Merger or otherwise in connection with this Agreement or the transactions contemplated hereby.

            1.9 ACQUIROR SUB RETAINED ASSETS. The rights, properties and assets of Acquiror Sub to be allocated to, retained by and vested in Acquiror Sub in the Merger pursuant to Section 1.4 hereof (the "Acquiror Sub Retained Assets") shall be all of Acquiror Sub's right, title and interest in and to all of the properties, assets, rights, claims, contracts and businesses of Acquiror Sub immediately prior to the Effective Time. No properties, assets, rights, claims, contracts or businesses of Acquiror Sub shall be allocated to or vested in Holdings by virtue of the Merger or otherwise in connection with this Agreement or the transactions contemplated hereby.

            1.10 ACQUIROR SUB RETAINED LIABILITIES. The liabilities and obligations of Acquiror Sub to be allocated to, retained by and vested in Acquiror Sub in the Merger pursuant to Section 1.4 hereof (the "Acquiror Sub Retained Liabilities") shall be all liabilities and obligations of Acquiror Sub immediately prior to the Effective Time. No liabilities or obligations of Acquiror Sub shall be allocated to, assumed by or vested in Holdings by virtue of the Merger or otherwise in connection with this Agreement or the transactions contemplated hereby.

            1.11 UNALLOCATED OR CONTINGENT ASSETS OR LIABILITIES. It is the intention and agreement of the parties that all assets and liabilities of Holdings and

Acquiror Sub be allocated between them pursuant to Sections 1.4 through 1.10 hereof. Nevertheless, to the extent that there exist any unallocated or contingent assets or liabilities of Holdings or Acquiror Sub that are not allocated pursuant to this Agreement, upon consummation of the Merger, such assets or liabilities shall be allocated as follows:

                  (a) to the extent such unallocated or contingent assets or liabilities of Holdings or Acquiror Sub relate to or arise out of the Transferred Assets, the Transferred Liabilities, the Acquiror Sub Retained Assets or the Acquiror Sub Retained Liabilities, such unallocated or contingent assets or liabilities shall be allocated to, assumed by and vested in Acquiror Sub; and

                  (b) to the extent such unallocated or contingent assets or liabilities of Holdings relate to or arise out of the Holdings Retained Assets or the Holdings Retained Liabilities, such unallocated or contingent assets or liabilities shall be allocated to, retained by and vested in Holdings.

            1.12 CHARTER AND BY-LAWS.

                  (a) The Articles of Incorporation and By-Laws of Holdings, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Holdings Surviving Corporation following the Merger until amended as provided by the TBCA and such Articles of Incorporation and By-Laws.

                  (b) The Articles of Incorporation and By-Laws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Acquiror Sub Surviving Corporation following the Merger until amended as provided by the TBCA and such Articles of Incorporation and By-Laws.

            1.13 DIRECTORS; OFFICERS.

                  (a) The directors of Holdings immediately prior to the Effective Time shall be the initial directors of the Holdings Surviving Corporation following the Merger and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Holdings Surviving Corporation or as otherwise provided by the TBCA.

                  (b) The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Acquiror Sub Surviving Corporation following the Merger and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Acquiror Sub Surviving Corporation or as otherwise provided by the TBCA.

                  (c) The officers of Holdings immediately prior to the Effective Time shall be the initial officers of the Holdings Surviving Corporation following the Merger and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Holdings Surviving Corporation or as otherwise provided by the TBCA.

                  (d) The officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Acquiror Sub Surviving Corporation following the Merger and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Acquiror Sub Surviving Corporation or as otherwise provided by the TBCA.

            1.14 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any act or deed on the part of Parent, Holdings, Acquiror, Acquiror Sub or any holder of any of the following securities:

                  (a) Each issued and outstanding share of class A common stock, par value $.01 per share, of Holdings ("Holdings Class A Common Stock") shall remain issued and outstanding and shall become and thereafter represent one fully paid and nonassessable share of class A common stock, par value $.01 per share, of the Holdings Surviving Corporation ("HSC Class A Common Stock") (which shall continue to be represented by the certificate representing such share immediately prior to the Effective Time).

                  (b) (i) One hundred and thirty (130) issued and outstanding shares of class B common stock, par value $0.01 per share of Holdings ("Holdings Class B Common Stock") shall be converted into the right to receive an aggregate of 7,200,000 fully paid and nonassessable shares of Acquiror Sub Series A Preferred Stock, (ii) one (1) issued and outstanding share of Holdings Class B Common Stock shall be converted into the right to receive 40,000 fully paid and nonassessable shares of Acquiror Sub Series C Preferred Stock and (iii) each of the remaining issued and outstanding shares of Holdings Class B Common Stock shall remain issued and outstanding and shall become and thereafter represent one fully paid and nonassessable share of class B common stock, par value $.01 per share, of the Holdings Surviving Corporation ("HSC Class B Common Stock") (which shall continue to be represented by the certificate representing such share immediately prior to the Effective Time).

                  (c) Each issued and outstanding share of common stock, par value $0.01 per share, of Acquiror Sub shall remain issued and outstanding and shall become and thereafter represent one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Acquiror Sub Surviving Corporation (which shall continue to be represented by the certificate representing such share immediately prior to the Effective Time).

                                   ARTICLE II

                           CLOSING; FURTHER ASSURANCES

            2.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at 10:00 a.m. on June 30, 1999; PROVIDED, however, that if the conditions set forth in Articles VII and VIII hereof shall not have been satisfied or waived on or prior to such date, then the Closing shall take place on the third business day following satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless the parties shall agree in writing to another time, date or place. The date on which the Closing occurs is referred to herein as the "Closing Date." The filing of the Articles of Merger (as hereinafter defined) in accordance with the TBCA shall be made on the Closing Date.

            2.2 ESCROWED FUNDS. At the Closing, Acquiror shall cause Acquiror Sub to deposit immediately available funds into an escrow account with an escrow agent mutually agreeable to Acquiror Sub and Holdings (the "Escrow Agent") in an amount equal to $1,438,000,000 (collectively, the "Escrowed Funds") for repayment in full the Holdings Indebtedness. Once Acquiror Sub deposits the Escrowed Funds pursuant to this Section 2.2, it shall have no further obligations in respect of the Holdings Indebtedness.

            2.3 DELIVERIES AT THE CLOSING.

                  (a) At the Closing, the following documents and agreements shall be duly executed and delivered by Acquiror, Acquiror Sub, Parent and Holdings, as applicable, and any other parties thereto:

                        (i) the Stockholders' Agreement (as hereinafter defined);

                        (ii) the Trademark License Agreement (as hereinafter defined);

                        (iii) the Transition Services Agreement (as hereinafter defined);

                        (iv) the Escrow Agreement (as hereinafter defined);

                        (v) the Transitional License Agreement (as hereinafter defined);

                        (vi) the Non-Competition Agreement (as hereinafter defined);

                        (vii) IT Agreement (as hereinafter defined);

                        (viii) the License Amendment Agreement (as hereinafter defined); and

                        (ix) articles of merger and a plan of merger (together, the "Articles of Merger"), substantially in the form of EXHIBIT C hereto.

                  (b) At the Closing, Acquiror and Acquiror Sub shall deliver or cause to be delivered to Parent and Holdings:

                        (i) duly executed stock certificates representing the shares of Acquiror Sub Series A Preferred Stock and Acquiror Sub Series C Preferred Stock to be issued in the Merger pursuant to Section 1.14(a) hereof;

                        (ii) an instrument of assumption, substantially in the form of EXHIBIT D hereto (the "Instrument of Assumption"), duly executed by Acquiror Sub, evidencing the assumption by Acquiror Sub of the Holdings Indebtedness;

                        (iii) a payment by wire transfer of immediately available funds in an amount equal to the Intercompany Indebtedness (as hereinafter defined) to a bank account designated in writing by Parent at least two (2) business days prior to the Closing Date;

                        (iv) an undertaking substantially in the form of EXHIBIT E hereto (the "Undertaking") and any other documents and agreements with third parties as may be reasonably necessary to evidence (a) the assumption by Acquiror Sub of the Transferred Liabilities (other than the Holdings Indebtedness and the Intercompany Indebtedness) or (b) the guaranties, letters of credit and/or letters of comfort referred to in Section 5.17(b) hereof;

                        (v) a certificate of Acquiror executed on its behalf by a duly authorized executive officer of Acquiror, certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof; and

                        (vi) such other instruments or documents as may reasonably be requested by Holdings in order to effect the transactions contemplated by this Agreement.

                  (c) At the Closing, Acquiror and Acquiror Sub shall deliver or cause to be delivered to the Escrow Agent the wire transfer referred to in
Section 2.2 hereof.

                  (d) At the Closing, Holdings shall deliver or cause to be delivered to Acquiror and Acquiror Sub:

                        (i) (x) stock certificates representing all of the issued and outstanding shares of capital stock of the Transferred Companies (as hereinafter defined) together with the books and records of each of the Transferred Companies (other than books and records located on the premises of any Transferred Company); and (y) stock powers duly executed in blank as to the issued and out standing shares of capital stock of each of the Transferred Companies that is a direct subsidiary of Holdings (collectively, the "Directly Transferred Companies");

                        (ii) evidence in writing reasonably satisfactory to Acquiror that the Intercompany Agreements set forth in Section 5.17(i) of the HOLDINGS DISCLOSURE SCHEDULE (other than the Intercompany Agreements listed in
Section 5.17(ii) thereof) shall have been terminated and any liabilities of the Transferred Companies to any Person with respect thereto shall have been released;

                        (iii) a certificate of Holdings executed on its behalf by a duly authorized executive officer of Holdings, certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof;

                        (iv) written resignations, effective as of the Effective Time, of each of the officers (except as otherwise agreed by Acquiror) and directors of the Transferred Companies; and

                        (v) such other instruments or documents as may reasonably be requested by Acquiror in order to effect the transactions contemplated by this Agreement.

                  (e) At the Closing, immediately following the Effective Time, Parent shall transfer to a third party not affiliated with Parent or Acquiror the shares of Acquiror Sub Series C Preferred Stock issued to Parent in the Merger, pursuant to a binding agreement to be entered into between the date hereof and the Closing Date.

            2.4 SIMULTANEOUS TRANSACTIONS. All of the transactions contemplated hereby and each of the deliveries at the Closing shall be deemed to occur simultaneously at the Effective Time, and no such transaction shall be deemed to have been consummated until each and every transaction has been consummated.

            2.5 TAX TREATMENT. The parties intend that the Merger shall qualify as a reorganization under Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

            2.6 FURTHER ASSURANCES. After the Effective Time, the parties hereto shall from time to time, at the reasonable request of the other, execute and deliver such instruments of conveyance and transfer or instruments of assumption and take such other actions as the other may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Effective Time, (a) at the request of Acquiror, Parent (to the extent applicable) and Holdings shall take such action including, without limitation, executing and delivering all such deeds, bills of sale, assignments and any documents and agreements with third parties as may be reasonably necessary to more effectively allocate to and vest in the Acquiror Sub Surviving Corporation all of Holdings' right, title and interest in and to the Transferred Assets and (b) at the request of Holdings, Acquiror shall, and shall cause the Acquiror Sub Surviving Corporation to, take such action to more effectively assume and vest in the Acquiror Sub Surviving Corporation the Transferred Liabilities, including, without limitation, executing such documents, instruments and agreements with third parties as may be reasonably necessary for the Acquiror Sub Surviving Corporation to assume all of Holdings' obligations under each of the Transferred Liabilities.

            2.7 SUBSEQUENT CLOSING.

                  (a) In the event that (i) all Required Approvals (as herein after defined) of any Governmental Entity having jurisdiction over Wright Express Financial Services Corporation, a Utah corporation ("WEX"), have not been obtained and (ii) all other conditions to Closing set forth in Articles VII and VIII hereof in respect of the Merger and all of the other Transferred Assets have been fulfilled or waived in accordance with the terms of this Agreement, then the parties hereto agree that the Merger shall be consummated and the Closing shall proceed in respect of all of the Transferred Assets other than the outstanding shares of capital stock of WEX (the "Deferred Assets"), and that a subsequent closing ("Subsequent Closing") in respect of the Deferred Assets take place following the Closing. The Subsequent Closing shall take place at 10:00 a.m., New York City time, on a date (the "Subsequent Closing Date") to be agreed upon by the parties hereto, which shall be no later than the third business day following the date on which all Required Approvals of Governmental Entities having jurisdiction over WEX shall have been obtained, any conditions to the Required Approvals shall have been satisfied and any statutory waiting periods in respect thereof shall have expired, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 or such other date or place as the parties may agree in writing.

                  (b) Notwithstanding any other provision of this Agreement, if there is to be a Subsequent Closing, then the following shall apply:

                        (i) Following the Closing, Holdings (or an Affiliate thereof) shall retain all right, title and interest in and to the Deferred Assets and each of Parent, Holdings, Acquiror and Acquiror Sub shall continue to use their best efforts to obtain the Required Approvals as soon as practicable;

                        (ii) $15,500,000 of the Escrowed Funds (the "Retained Escrow Amount") shall remain in escrow with the Escrow Agent following the Closing and, except as provided in subsection (d) below, shall be released and delivered to Holdings, together with any interest earned thereon, at the Subsequent Closing;

                        (iii) After all Required Approvals are obtained, the Subsequent Closing shall occur in accordance with Subsection (a) above and, at the Subsequent Closing, (A) the Escrow Agent shall release and deliver to Acquiror Sub the Deferred Assets, upon which all of Holdings right, title and interest in and to the Deferred Assets shall be transferred to Acquiror Sub or, at the election of Holdings, to Acquiror or such other Affiliate of Acquiror (other than Acquiror Sub) as may be specified by Acquiror, and (B) the Escrow Agent shall release and deliver to Holdings the Retained Escrow Amount, together with all interest earned thereon through the Subsequent Closing Date;

                        (iv) It is the intention of the parties that, upon the occurrence of a Subsequent Closing, the acquisition of WEX by Acquiror Sub or Acquiror, as the case may be, shall be effective as of the Closing Date for purposes of this Agreement, and the business of WEX shall be run for the benefit of Acquiror Sub or Acquiror, as the case may be, during the period from the Closing Date through and including the Subsequent Closing Date; and

                        (v) During the period from the Closing Date through the Subsequent Closing, WEX will continue to provide to the Business the credit card and other services currently provided to the Business on the terms set forth in the Transition Services Agreement or such other management agreement as may be mutually agreed upon by the parties hereto and Acquiror shall, and shall cause the Transferred Companies to, provide to WEX such services as are currently provided by Wright Express Corporation, a Delaware corporation and the parent company of WEX ("Wright Express").

                  (c) During the period from the Closing Date to the Subsequent Closing Date, except as consented to by Acquiror in writing, Parent and Holdings shall cause WEX:

                        (i) to conduct its business and operations in the ordinary course in substantially the same manner as presently conducted and to use reasonable best efforts to preserve its relationships with customers, suppliers and others having business with WEX;

                        (ii) provide Wright Express and Wright Express Canada, Inc. with substantially the same services and on the same terms as it provided to such entities prior to the Closing;

                        (iii) to provide Acquiror Sub with information (financial or otherwise) regarding WEX or its services to the Transferred Companies as may be reasonably requested by Acquiror Sub;

                        (iv) to take such or omit to take such actions as may be reasonably requested by Acquiror Sub; and

                        (v) not to take any action that, if taken during the period from the date of this Agreement through the Effective Time without the consent of Acquiror, would constitute a breach of Section 5.1 hereof, assuming for this purpose that the threshold for capital expenditures in Section 5.1(viii) hereof is $100,000 individually and in the aggregate and "material" in
Section 5.1 shall be measured with regard to WEX as a stand-alone entity.

                  (d) If the Governmental Entities having jurisdiction over WEX
(i) notify Holdings and/or Acquiror that a final, nonappealable decision has been made by such Governmental Entities that the Required Approvals will not be granted or (ii) have failed to provide the Requisite Approval on or prior to October 31, 1999, then (i) the Subsequent Closing with respect to the Deferred Assets shall not occur, (ii) Holdings shall retain all right, title and interest in and to the Deferred Assets and (iii) the Retained Escrow Amount, together with any interest earned thereon, shall be released and delivered by the Escrow Agent to Acquiror Sub. All obligations of Parent and Holdings with respect to delivering the Deferred Assets to Acquiror and Acquiror Sub pursuant to this Agreement shall thereafter cease and be null and void, and Holdings shall be free to exercise all rights of ownership over the Deferred Assets, including the right to freely dispose thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND HOLDINGS

            Parent and Holdings jointly and severally represent and warrant to Acquiror and Acquiror Sub as follows (it being understood and agreed that, notwithstanding anything to the contrary contained in this Article III or in any other Article of this Agreement, neither Parent nor Holdings makes any representation or warranty with respect to any direct or indirect subsidiary of Parent or Holdings that is not a Transferred Company, or with respect to any properties, assets, liabilities, obligations or businesses of Parent or Holdings or their respective subsidiaries or Affiliates that are not included in the Transferred Assets, the Transferred Liabilities or the Business, except as explicitly set forth herein):

            3.1 ORGANIZATION. Each of Parent and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is presently being conducted.

            3.2 AUTHORIZATION. Each of Parent and Holdings has all requisite corporate power and authority to execute and deliver this Agreement, and to execute and deliver each of the Stockholders' Agreement, the Trademark License Agreement, the IT Agreement, the License Amendment Agreement, the Non-Competition Agreement, the Transition Services Agreement, the Escrow Agreement, the Transitional License Agreement, the Undertaking and the Instrument of Assumption (collectively, the "Transaction Agreements") to which it is a party, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Holdings of this Agreement and each of the Transaction Agreements to which it is a party, and the consummation by Parent and Holdings of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Parent and Holdings. This Agreement has been, and, at the Closing, each of the Transaction Agreements will be, duly executed and delivered by each of Parent and Holdings to the extent it is a party thereto, and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) this Agreement constitutes, and each of the Transaction Agreements, when duly executed and delivered, will constitute, a valid and binding agreement of Parent and Holdings to the extent it is a party thereto, enforceable against them in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency and other laws now or hereafter in effect relating to or affecting creditors' rights and (b) enforcement thereof, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            3.3 TRANSFERRED COMPANIES.

                  (a) SCHEDULE I hereto sets forth a complete list of all of the Transferred Companies and their respective jurisdictions of organization. Except as set forth in Section 3.3 of the disclosure schedule being delivered by Parent and Holdings to Acquiror concurrently herewith (the "HOLDINGS DISCLOSURE SCHEDULE"), (i) those direct and indirect subsidiaries of Holdings listed on
SCHEDULE I hereto (the "Transferred Companies") are the only subsidiaries or Affiliates of Parent or Holdings that presently are actively engaged in the conduct of the Business and (ii) none of the Transferred Companies owns any equity interest in any corporation or other entity, other than another Transferred Company. Each Transferred Company is duly organized, validly existing and (in the case of those Transferred Companies that are incorporated in a jurisdiction where such expression has legal significance) in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is presently being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Business (as hereinafter defined). Each of the Transferred Companies is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so qualified and in good standing would not individually or in the aggregate, have a Material Adverse Effect on the Business.

                  (b) As used in this Agreement (i), "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; PROVIDED, HOWEVER, that the term "Affiliate" shall not include, with respect to any Person, any public corporation in which such Person owns securities representing less than 50% of the outstanding voting power; and (ii)

"Material Adverse Effect on the Business" means any material adverse change in, or effect on, the business, assets, liabilities, results of operation or condition (financial or otherwise) of the Transferred Companies, taken as a whole; PROVIDED, HOWEVER, that the effects of changes that are generally applicable to the industries in which the Transferred Companies operate or to the economy generally shall be excluded from such determination.

            3.4 CAPITALIZATION; OWNERSHIP OF SHARES.

                  (a) Section 3.4(a) of the HOLDINGS DISCLOSURE SCHEDULE sets forth the authorized capital stock of, and the number of issued and outstanding shares of capital stock or other equity interests in, Holdings and each of the Transferred Companies. As of the date of this Agreement, except as set forth in
Section 3.4(a) of the HOLDINGS DISCLOSURE SCHEDULE, there are no issued and outstanding shares of capital stock or other equity interests in any of the Transferred Companies, or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Parent, Holdings or any of the Transferred Companies to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock or other equity interests in any of the Transferred Companies, nor are there any shares of capital stock or other equity interests reserved for issuance pursuant thereto. Each outstanding share of capital stock of each Transferred Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and (except as otherwise required by applicable Law (as hereinafter defined)) free of preemptive rights. Each equity interest of each Transferred Company that is not a corporation is duly authorized, validly issued and (except as otherwise required by applicable Law) free of preemptive rights.

                  (b) Except as set forth in Section 3.4(b) of the HOLDINGS DISCLOSURE SCHEDULE, (i) all of the issued and outstanding shares of capital stock of, or other equity or membership interests in, the Transferred Companies (collectively, the "Shares") are owned of record and beneficially by Holdings either directly or indirectly through a Transferred Company, free and clear of all liens, pledges, charges, claims, security interests or other encumbrances, except for liens for current Taxes not yet due and payable (collectively, "Liens"), (ii) there are no restrictions on the payment of dividends by any of the Transferred Companies (other than by operation of Law) and (iii) no Transferred Company is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. The consummation of the Merger will convey to Acquiror Sub good title to the Shares of the Directly Transferred Companies, free and clear of all Liens, except for those created by Acquiror or the

Acquiror Sub Surviving Corporation or arising out of ownership of the Shares by the Acquiror Sub Surviving Corporation.

            3.5 CONSENTS AND APPROVALS; NO VIOLATION. Except for the filing of the Articles of Merger under the TBCA and the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), or as set forth in Section 3.5 of the HOLDINGS DISCLOSURE SCHEDULE, neither the execution and delivery by Parent or Holdings of this Agreement or the Transaction Agreements to which it is a party nor the consummation by Parent or Holdings of the transactions contemplated hereby or thereby will: (i) conflict with or violate the certificate or articles of incorporation, by-laws or comparable charter or organizational documents of Parent, Holdings or any of the Transferred Companies, (ii) violate any statute, law, judgment, decree, order, regulation or rule (collectively, "Laws") of any Governmental Entity (as hereinafter defined) applicable to Parent, Holdings or the Transferred Companies or any of their respective properties or assets, (iii) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or require any consent of another party to, any indenture, license, lease, contract, instrument, agreement or commitment (collectively, "Contracts") to which Parent or Holdings (each, with respect to the Business) or any of the Transferred Companies is a party or by which Parent or Holdings (each, with respect to the Business) or any of the Transferred Companies or any of their respective properties or assets is bound,
(iv) result in the creation of any Lien on any of the assets of Holdings or any Transferred Company or (v) require any filing with, or the obtaining of any consent, approval, certificate, license, permit, waiver or authorization of ("Governmental Consent"), any governmental or regulatory authority, court or agency, whether federal, state, local or foreign (each, a "Governmental Entity"), other than, in the case of clauses (ii), (iii), (iv) and (v), such violations, breaches, conflicts, defaults, terminations, accelerations, third-party consents, Liens and Governmental Consents which, individually or in the aggregate, would not have a Material Adverse Effect on the Business, would not adversely affect in any material respect the ability of Parent or Holdings to consummate the transactions contemplated hereby or would not adversely affect in any material respect the ability of Acquiror Sub to conduct the Business after the Closing in substantially the same manner as presently conducted.

            3.6 FINANCIAL INFORMATION; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) Section 3.6(a) of the HOLDINGS DISCLOSURE SCHEDULE sets forth the audited combined balance sheets of the Transferred Companies as of

December 31, 1998 and the related audited combined statements of income and changes in cash flows for the year then ended (collectively, the "Audited Financial Statements"). Except as otherwise noted therein, the Audited Financial Statements were prepared in conformity with United States generally accepted accounting principles ("GAAP"), consistently applied, and fairly present in all material respects the combined financial condition, results of operations and cash flows of the Transferred Companies as of and for the period indicated therein.

                  (b) Except as set forth in Section 3.6(b) of the HOLDINGS DISCLOSURE SCHEDULE, since December 31, 1998, none of the Transferred Companies has incurred any liabilities or obligations (whether direct or indirect, accrued, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for
(i) liabilities and obligations incurred in the ordinary course of business and
(ii) liabilities and obligations that, individually or in the aggregate, would not have a Material Adverse Effect on the Business.

            3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Section 3.7 of the HOLDINGS DISCLOSURE SCHEDULE, since December 31, 1998, (a) there has been no action taken by any of the Transferred Companies through the date hereof that, if taken during the period from the date of this Agreement through the Effective Time without the consent of Acquiror, would constitute a breach of Section 5.1 hereof; and (b) there has been no event or development that has had or would have, individually or in the aggregate, a Material Adverse Effect on the Business.

            3.8 TAX MATTERS. Except as set forth on Section 3.8 of the HOLDINGS DISCLOSURE SCHEDULE:

                  (a) Each of the Transferred Companies (i) has timely filed (or there has been timely filed on its behalf) with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by or with respect to it, and all such Tax Returns are correct in all material respects, and (ii) has timely paid or accrued and adequately disclosed and fully provided for on the Audited Financial Statements all material Taxes (as hereinafter defined) required to be paid;

                  (b) There are no outstanding waivers in writing or comparable consents regarding the application of any statute of limitations in respect of any material Taxes of any of the Transferred Companies nor have any of the Transferred Companies been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material Taxes of the Transferred Companies;

                  (c) There is no action, suit, investigation, audit, claim or assessment pending or proposed to any Transferred Company in writing with respect to Taxes of Holdings or any of the Transferred Companies nor has Holdings or any of the Transferred Companies received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Transferred Companies;

                  (d) There are no Liens for Taxes upon any of the Transferred Assets or any assets of the Transferred Companies, except for Liens relating to current Taxes not yet due and payable or Liens for Taxes being contested in good faith which have been fully disclosed and adequately provided for on the Audited Financial Statements in accordance with GAAP;

                  (e) (i) Since April 30, 1997 and (ii) prior to April 30, 1997, to the knowledge of all responsible tax officers of Holdings, none of the Transferred Companies has been included in any "consolidated," "unitary" or "combined" income Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired;

                  (f) All material Taxes which Holdings or any of the Transferred Companies is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable;

                  (g) (i) Since April 30, 1997 and (ii) prior to April 30, 1997, to the knowledge of all responsible tax officers of Holdings, no claim has been made in writing by any taxing authority in a jurisdiction where Holdings or any of the Transferred Companies does not file Tax Returns that Holdings or any of the Transferred Companies is or may be subject to taxation by that jurisdiction;

                  (h) None of the Transferred Companies is a party to any agreement that, as a result of the consummation of the transactions contemplated by this Agreement, would require any of the Transferred Companies to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code;

                  (i) No indebtedness of any of the Transferred Companies consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code; and

                  (j) There are no Tax sharing, allocation, indemnification or similar agreements in effect as between any of the Transferred Companies or any predecessors or Affiliates thereof and any other party (including Holdings or any predecessor or Affiliate thereof) under which Acquiror or Acquiror Sub or any of the Transferred Companies could be liable after the Closing Date for any Taxes or other claims of any party.

            3.9 LITIGATION.

                  (a) Except as set forth in Section 3.9 of the HOLDINGS DISCLOSURE SCHEDULE, as of the date of this Agreement, there is no action, suit, proceeding or investigation by or before any Governmental Entity which is pending or, to Holdings' Knowledge, threatened, against Parent or Holdings (in each case, relating to the Business) or any Transferred Company, which, if adversely determined, individually or in the aggregate, would (a) have a Material Adverse Effect on the Business, (b) adversely affect in any material respect the ability of Parent or Holdings to consummate the transactions contemplated hereby or (c) adversely affect, in any material respect, the ability of Acquiror Sub to conduct the Business after the Closing in substantially the same manner as presently conducted.

                  (b) For purposes of this Agreement, "Holdings' Knowledge" shall mean, with respect to any representation and warranty, the actual knowledge of each of Messrs. Mark Miller, President and Chief Executive Officer of PHH Vehicle Management Services, LLC ("VMS"), Neil Cashen, Senior Vice President, Finance and Planning of VMS, John Cullum, President, Cendant Business Answers (Europe) PLC ("CBA"), David Bird, Managing Director of CBA, and Joseph Weikel, Vice President and General Counsel of VMS, and Ms. Mairead McKenna, Legal Services Director of CBA, after having reviewed the applicable representation and warranty and any disclosure schedule related thereto.

            3.10 PERMITS; COMPLIANCE WITH LAWS.

                  (a) Holdings (to the extent related to the Business) and each of the Transferred Companies is in possession of all franchises, authorizations, licenses, permits, easements, variances, consents, certificates, approvals and orders of any Governmental Entity necessary for it to own, lease and operate its properties or to carry on the Business as it is presently being conducted (the "Permits"), except where the failure to have any of the Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

                  (b) Except (i) as disclosed in Section 3.10(b) of the HOLDINGS DISCLOSURE SCHEDULE, and (ii) with respect to tax, labor, ERISA and employee benefit, intellectual property and environmental Laws, which are exclusively addressed in Sections 3.8, 3.12, 3.13, 3.14 and 3.16 hereof, respectively, the Business presently is being conducted in compliance in all material respects with all applicable Laws.

            3.11 MATERIAL CONTRACTS.

                  (a) Except for Contracts set forth in Section 3.11(a) of the HOLDINGS DISCLOSURE SCHEDULE (collectively, the "Material Contracts"), neither Holdings (with respect to the Business) nor any Transferred Company is a party to or bound by:

                        (i) any Contract that provides for payment to a Transferred Company for the performance of services in an amount in excess of $1,000,000 annually;

                        (ii) any Contract to be performed relating to capital expenditures (other than those provided for in the Capital Expenditure Plans of the Business for 1999) in excess of $500,000 in any calendar year, or in the aggregate require expenditures in excess of $2,000,000;

                        (iii) any Contract not entered into the ordinary course of business, requiring payments by or to the Transferred Companies in excess of $1,000,000;

                        (iv) any Contract which contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock of a Transferred Company;

                        (v) any Contract relating to indebtedness for borrowed money in an amount in excess of $1,000,000 (excluding trade payables in the ordinary course of business, intercompany indebtedness and leases for telephones, copy machines, facsimile machines and other office equipment);

                        (vi) any lease (or sublease) of Real Property requiring payments by the Transferred Companies in an amount in excess of $1,000,000 annually;

                        (vii) any loan or advance to (other than advances to employees in the ordinary course of business in amounts not exceeding $1,000,000 in the aggregate), or investment in (other than investments in any Transferred Company), any Person, or any Contract relating to the making of any such loan, advance or investment;

                        (viii) any guarantee in respect of any indebtedness or obligation of any Person in an amount in excess of $1,000,000 (other than in the ordinary course of business and other than with respect to any indebtedness or obligation of any Transferred Company);

                        (ix) any material Contract limiting the ability of any Transferred Company to engage in any line of business or to compete with any Person;

                        (x) any material amendment, modification or supplement in respect of any of the foregoing.

                  (b) Except as set forth in Section 3.12(b) of the HOLDINGS DISCLOSURE SCHEDULE: (i) there is no pending default under or breach of any Material Contract by Holdings or any Transferred Company party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by Holdings or any Transferred Company party thereto, in any such case in which such default, breach or event, individually or in the aggregate, would have a Material Adverse Effect on the Business; and (ii) no party to any such Material Contract has given written notice to Holdings or any Transferred Company of, or made a written claim against Holdings or any Transferred Company with respect to, any breach or default thereunder, in any such case, in which such breach or default, individually or in the aggregate, would have a Material Adverse Effect on the Business.

            3.12 LABOR RELATIONS. Except as set forth in Section 3.12 of the HOLDINGS DISCLOSURE SCHEDULE, (a) neither Holdings nor any of the Transferred Companies is a party to any collective bargaining agreement or labor Contract with respect to any Persons employed by any of the Transferred Companies (the "Business Personnel"), (b) Holdings is not a party to any employment agreement with any of the

Business Personnel, (c) since January 1, 1998, neither Holdings nor any of the Transferred Companies has engaged in any unfair labor practice with respect to the Business Personnel, and there is no unfair labor practice complaint or grievance against Holdings or any of the Transferred Companies by the National Labor Relations Board or any comparable state agency pending or, to Holdings' Knowledge, threatened in writing with respect to the Business Personnel, except where such unfair labor practice, complaint or grievance would not, individually or in the aggregate, have a Material Adverse Effect on the Business, and (d) there is no labor strike, dispute, slowdown or stoppage pending or, to Holdings' Knowledge, threatened against Holdings (with respect to the Business) or any of the Transferred Companies which may interfere with the business activities of the Business, except for such disputes, strikes or work stoppages which would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

            3.13 EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) Each "employee benefit plan," within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Holdings and/or any of its subsidiaries or any organization which, together with Holdings and/or any such subsidiary (each, an "ERISA Affiliate"), would be treated as a "single employer" within the meaning of Section 414 of the Code or to which Holdings or any such ERISA Affiliate contributes (or has any obligation to contribute) or is a party and in which any Business Personnel participates or under which any of them has accrued and remains entitled to any benefit (collectively, the "Employee Benefit Plans") is listed on Section 3.13(a) of the HOLDINGS DISCLOSURE SCHEDULE. Except as set forth on Section 3.13(a) of the HOLDINGS DISCLOSURE SCHEDULE: (i) each Employee Benefit Plan is in compliance with applicable law and has been administered and operated in accordance with its terms, except to the extent that any such noncompliance, administration or operation would not result in a material liability; (ii) each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, dated after December 31, 1993 and, to Holdings' Knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination; (iii) neither Holdings (with respect to the Business) or any of the Transferred Companies is a participant in any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (iv) the actuarial present value of the accumulated plan benefits (whether or not vested) under any Employee Benefit Plan covered by Title IV of ERISA as of the close of the plan year ended April 30, 1998 did not exceed the fair value of the assets allocable thereto; (v) the execution of this

Agreement and consummation of the transactions contemplated hereby do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, which (A) (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, "parachute payment" (as such term is defined in Section 280G of the Code) or (B) by itself will result in any material payment, severance, bonus, retirement, or increase any benefits or accelerate the payment or vesting of any benefits to any employee or former employee or director of Holdings or any of its subsidiaries (other than that which would be solely a liability of Parent);
(vi) no Employee Benefit Plan provides for post-employment or retiree welfare benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or such other similar law; (vii) no Employee Benefit Plan maintained by Holdings or an ERISA Affiliate which is covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee to administer any such plan; (viii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan maintained by Holdings or an ERISA Affiliate and covered by Title IV of ERISA; (ix) no Employee Benefit Plan maintained by Holdings or an ERISA Affiliate which is subject to Section 412 of the Code or Section 302 or ERISA has incurred any "accumulated funding deficiency," within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA; (x) neither Holdings nor any ERISA Affiliate has incurred any unsatisfied withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (xi) full payment has been timely made of all amounts which Holdings and/or any of its subsidiaries is required under applicable law or under any Employee Benefit Plan or related agreement to have paid as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof, and Holdings and each of its subsidiaries have made adequate provisions, in accordance with GAAP, in their financial statements for all obligations and liabilities under all Employee Benefit Plans or any related agreement or applicable law, and, to Holdings' Knowledge, no event has occurred and no condition exists that would reasonably be expected to result in a material increase in the level of such amounts paid or accrued for the most recently ended fiscal year; (xii) no Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits;
(xiii) neither Holdings nor any of its subsidiaries, nor, to Holdings' Knowledge, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code; and (xiv) no claim, action or litigation, has been made or commenced with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denied such claims).

                  (b) Each "employee benefit plan," within the meaning of
Section 3(3) of ERISA, which is maintained outside of the United States by Holdings and/or any of its subsidiaries primarily for the benefit of Business Personnel substantially all of whom are residing outside of the United States (collectively, the "Foreign Plans") is listed on Section 3.13(a) of the HOLDINGS DISCLOSURE SCHEDULE. Except as set forth on Section 3.13(b) of the HOLDINGS DISCLOSURE SCHEDULE: (i) no event has occurred with respect to any Foreign Plan that would reasonably be expected to result directly in any material liability under any applicable law; (ii) Holdings and/or its subsidiaries have complied with, and each Foreign Plan conforms in form and operation to, all applicable Laws, except to the extent that any such noncompliance or nonconformance would not result in a material liability; (iii) all pension and incentive compensation obligations under any Foreign Plan have been fully funded, accrued on the Audited Financial Statements or paid by Holdings and/or one of its subsidiaries, as applicable; and (iv) no liability, claim, action or litigation, has been made, commenced or, to Holdings' Knowledge, threatened with respect to any Foreign Plan (other than routine claims for benefits payable in the ordinary course, and appeals of denied such claims).

            3.14 INTELLECTUAL PROPERTY.

                  (a) The Transferred Companies own or possess valid and enforceable and adequate licenses or other legal rights to use all Intellectual Property Rights (as hereinafter defined) as are necessary to permit the Transferred Companies to conduct the Business as presently conducted, except where the failure to have such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Except as set forth in Section 3.14 of the HOLDINGS DISCLOSURE SCHEDULE, (i) no claims, or, to Holdings' Knowledge, threat of claims, have been asserted by any Person related to the use in the conduct of the Business of any Intellectual Property Rights or challenging or questioning the validity or effectiveness of any license or agreement relating to Intellectual Property Rights, except for such claims which, individually or in the aggregate, would not have a Material Adverse Effect on the Business, (ii) the conduct of the Business as presently conducted does not infringe on the Intellectual Property Rights of any Person, except for such infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Business, and (iii) to Holdings' Knowledge, all filings, registrations and issuances pertaining to the Intellectual Property Rights owned by the Transferred Companies, including any and all patents, registered trademarks and copyright registrations, are in full force and effect and the Transferred Companies have good and marketable title thereto.

                  (b) For purposes of this Agreement, (i) "Person" shall mean an individual, partnership, limited partnership, limited liability partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or any other entity and (ii) "Intellectual Property Rights" shall mean rights under patents, trademarks, trade names, service marks, Internet domain names, trade secrets, copyrights, software, mailing lists and other proprietary intellectual property rights, whether or not registered, and all registrations thereof and applications for registration with respect thereto.

            3.15 YEAR 2000 COMPLIANCE.

                  (a) To Holdings Knowledge, the Transferred Companies have identified substantially all of their internal systems and software that are subject to Year 2000 Compliance risk and, to Holdings Knowledge, no Material Adverse Effect on the Business will result from the failure of such systems or software to be Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean, with respect to all internal computer systems and software, whether embedded or otherwise, the ability to consistently and accurately handle date information before, on and after January 1, 2000 without a material loss of functionality, including, but not limited to, accepting date input, providing date output, performing calculations on dates or portions of dates and comparing, sequencing, storing and displaying dates (including all leap year considerations).

                  (b) The Transferred Companies have adopted a Year 2000 Compliance program, which consists of four phases: (i) identification of all MISSION CRITICAL BUSINESS systems and software subject to Year 2000 Compliance risks; (ii) assessment of such business systems and software to determine the method of correcting Year 2000 Compliance problems; (iii) implementing the corrective measures; and (iv) testing and maintaining Year 2000 Compliance. The Transferred Companies have completed at least phases (i), (ii) and (iii) above with respect to all of their mission critical internal systems and software.

                  (c) Parent and Holdings make no representation or warranty concerning the Year 2000 Compliance of suppliers of products and services to the Transferred Companies or of the Transferred Companies' customers, or as to whether the failure of such suppliers or customers to be Year 2000 Compliant would have a Material Adverse Effect on the Business. The Transferred Companies are developing contingency plans intended to minimize the effects of any such failures by crucial third parties.

                  (d) The above stated representation is a Year 2000 readiness disclosure statement pursuant to the Year 2000 Readiness and Disclosure Act.

            3.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.16 of the HOLDINGS DISCLOSURE SCHEDULE:

                  (a) The Business presently is being conducted in compliance with all applicable Environmental Laws (as hereinafter defined), including, but not limited to, the possession of all Permits and other governmental authorizations required under applicable Environmental Laws, except where the failure to comply with such Environmental Laws would not have a Material Adverse Effect on the Business;

                  (b) There is no pending or, to Holdings' Knowledge, threatened Environmental Claim against Holdings (relating to the Business or any Real Property) or any of the Transferred Companies under any Environmental Laws, which, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on the Business; and

                  (c) There have been no releases, spills or discharges of Hazardous Substances (as hereinafter defined) by any of the Transferred Companies during the period of Parent's (or its Affiliates') ownership of such Transferred Company or, to Holdings' Knowledge, by any of the Transferred Companies prior to such period, or by any other Person, on or underneath any of the properties presently owned, leased or operated by any of the Transferred Companies that would have a Material Adverse Effect on the Business.

                  (d) There are no presently existing facts, circumstances, conditions or occurrences regarding any business or operations of the Transferred Companies or any Real Property that would reasonably be anticipated
(i) to form the basis of an Environmental Claim against the Transferred Companies or any Real

Property or (ii) to cause such Real Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, which, in either case, would have a Material Adverse Effect on the Business.

                  (e) For purposes of this Agreement, "Environmental Laws" shall mean any applicable national, federal, state or local Laws relating to the environment, pollution or protection of the environment, health, safety or Hazardous Substances. "Hazardous Substances" means all substances defined as hazardous, toxic, petroleum or petroleum products, asbestos in any form that is friable, polychlorinated biphenyls, radon gas and any other restricted pollutant or a contaminant under the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined, limited or prohibited as such by, or regulated as such under, any Environmental Law. "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law (for purposes of this definition, "Claims"), including, without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims, by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health or the environment.

            3.17 REAL PROPERTY. With respect to each parcel of real property owned in fee, leased or subleased by the Transferred Companies (the "Real Property"), Section 3.17 of the HOLDINGS DISCLOSURE SCHEDULE sets forth a complete and accurate list setting forth its address and, in the case of owned Real Property, its legal description. Except as set forth in Section 3.17 of the HOLDINGS DISCLOSURE SCHEDULE, each of the Transferred Companies has fee simple title to all Real Property owned by such entity, and has valid leasehold interests in all Real Property leased by such entity, in each case free and clear of all Liens except for defects in title or Liens which, individually or in the aggregate, would not have a Material Adverse Effect on the Business.

            3.18 INSURANCE. Section 3.18 of the HOLDINGS DISCLOSURE SCHEDULE sets forth an accurate summary of all material insurance policies maintained by Holdings (with respect to the Business) and the Transferred Companies. Such insurance policies are in full force and effect on the date hereof, and are in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as are, in the opinion of Holdings' management, reasonably prudent for the Business.

            3.19 ACQUISITION OF SHARES FOR INVESTMENT. Holdings is acquiring the shares of Acquiror Sub Series A Preferred Stock to be issued by Acquiror Sub upon consummation of the Merger for investment purposes without any present intention of distributing or selling any such shares in violation of federal or state securities laws.

            3.20 SUFFICIENCY OF ASSETS. Except as contemplated by the Intercompany Agreements and the items set forth in Section 3.20 of the HOLDINGS DISCLOSURE SCHEDULE, the assets of the Transferred Companies constitute all the assets necessary to conduct the Business in substantially the same manner as presently conducted.

            3.21 CUSTOMERS. Section 3.21 of the HOLDINGS DISCLOSURE SCHEDULE sets forth the twenty (20) largest customers (each a "Material Customer") of the Business for the period from January 1, 1999 through March 31, 1999, based on gross revenues received from each such customer during such period. No Transferred Company has received written notice, or to Holding's Knowledge, any oral notice, from any Material Customer that such Material Customer is canceling or otherwise substantially reducing its usage or purchase of the products and services of, the Business.

            3.22 BROKERS; FINDERS AND FEES. Except for Chase Securities Inc., whose fees will be paid by Parent, none of Parent, Holdings, any Transferred Company or any of their respective Affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

            Acquiror and Acquiror Sub jointly and severally represent and warrant to Parent and Holdings as follows:

            4.1 ORGANIZATION.

                  (a) Each of Acquiror and Acquiror Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is presently being conducted. Each of Acquiror and Acquiror Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so qualified and in good standing would not have an Acquiror Material Adverse Effect (as hereinafter defined).

                  (b) As used in this Agreement, "Acquiror Material Adverse Effect" means any material adverse change in, or effect on, the business, assets, liabilities, results of operations or condition (financial or otherwise) of Acquiror, Acquiror Sub or Acquiror's other subsidiaries, taken as a whole; PROVIDED, HOWEVER, that the effects of changes that are generally applicable to the industries in which such entities operate or to the economy generally shall be excluded from such determination.

            4.2 AUTHORIZATION. Each of Acquiror and Acquiror Sub has all requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by Acquiror and Acquiror Sub of this Agreement and each of the Transaction Agreements to which it is a party and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of Acquiror and Acquiror Sub. This Agreement has been, and, at the Closing, each of the Transaction Agreements will be, duly executed and delivered by each of Acquiror and Acquiror Sub to the extent it is a party thereto and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) this Agreement constitutes, and each of the Transaction Agreements, when duly executed and delivered, will constitute, a valid and binding agreement of Acquiror and Acquiror Sub to the extent it is a party thereto, enforceable against them in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, reorganization, fraudulent conveyance, moratorium, insolvency and other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement thereof, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            4.3 CAPITALIZATION.

                  (a) Section 4.3 of the disclosure schedule being delivered by Acquiror to Holdings concurrently herewith (the "ACQUIROR DISCLOSURE SCHEDULE") sets forth the authorized capital stock of, and the number of issued and outstanding shares of capital stock in, Acquiror and Acquiror Sub. As of the date of this Agreement, except as set forth in Section 4.3 of the ACQUIROR DISCLOSURE SCHEDULE, there are no issued and outstanding shares of capital stock or other equity interests in Acquiror or Acquiror Sub or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Acquiror or Acquiror Sub to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock or other equity interests in Acquiror or Acquiror Sub, nor are there any shares of capital stock or other equity interests reserved for issuance pursuant thereto. Each outstanding share of capital stock of Acquiror and Acquiror Sub is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

                  (b) Acquiror Sub is a newly formed company incorporated under the laws of the State of Texas and has engaged in no activity other than as provided in, or contemplated by, this Agreement. Acquiror has no present plan or intention to cause Acquiror Sub to reincorporate out of the State of Texas. Except as set forth in Section 4.3 of the ACQUIROR DISCLOSURE SCHEDULE, (i) all of the issued and outstanding shares of capital stock of Acquiror Sub are, and immediately prior to the Effective Time, will be, owned of record and beneficially by Acquiror and are, and immediately prior to the Effective Time, will be, free and clear of all Liens, (ii) there are no restrictions of any kind which prevent the payment of dividends by Acquiror Sub and (iii) Acquiror Sub (except by operation of Law) is not subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person.

                  (c) The shares of Acquiror Sub Preferred Stock to be issued upon consummation of the Merger pursuant to the terms of this Agreement have been duly authorized and reserved for issuance and, at the Effective Time, such shares of Acquiror Sub Preferred Stock will be validly issued, fully paid and nonassessable shares of preferred stock of Acquiror Sub, free of preemptive rights, and will be entitled to the rights, preferences and powers set forth in the Certificate of

Designations with respect thereto. The shares of Series B cumulative PIK preferred stock of Acquiror Sub ("Acquiror Sub Series B Preferred Stock") have been duly authorized and when issued as paid-in-kind dividends upon the Acquiror Sub Series A Preferred Stock, such shares will be validly issued, fully paid and nonassessable shares of Acquiror Sub Series B Preferred Stock, free of preemptive rights and will be entitled to the rights, preferences and powers set forth in the Certificate of Designations with respect thereto.

                  (d) The shares of common stock, par value $0.01 per share, of Acquiror (the "Acquiror Common Stock"), issuable upon exchange of the non-voting class B common stock of Acquiror (the "Acquiror Class B Common Stock") which is issuable upon conversion of the Acquiror Sub Series A Preferred Stock pursuant to the terms of the Certificate of Designations with respect thereto, have been duly authorized and reserved for issuance and, upon issuance after such conversion, such shares of Acquiror Common Stock will be validly issued, fully paid and nonassessable, and free of preemptive rights. The transactions contemplated by this Agreement, which includes the issuance of shares of Acquiror Class B Common Stock upon conversion of the Acquiror Sub Series A Preferred Stock, have been duly authorized by the board of directors of Acquiror and, subject to the receipt of the Class B Stockholder Approval (as defined in the Stockholders' Agreement), when issued upon conversion of the Acquiror Sub Series A Preferred Stock, such shares of Acquiror Class B Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

            4.4 CONSENTS AND APPROVALS; NO VIOLATION. Except for the filing of the Articles of Merger under the TBCA and the applicable requirements of the H-S-R Act, or as set forth in Section 4.4 of the ACQUIROR DISCLOSURE SCHEDULE, neither the execution and delivery by Acquiror or Acquiror Sub of this Agreement or the Transaction Agreements to which it is a party nor the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby or thereby will (i) conflict with or violate the certificate or articles of incorporation, by-laws or comparable charter or organizational documents of Acquiror or Acquiror Sub, (ii) violate any Laws of any Governmental Entity applicable to Acquiror or Acquiror Sub or any of their respective properties or assets, (iii) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or require any consent of another party to, any Contract to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub or any of their respective properties or assets is bound, (iv) result in the creation of any Lien on any of the assets of Acquiror Sub or (v) require any Governmental Consent of any

Governmental Entity, other than, in the case of clauses (ii), (iii), (iv) and
(v), such violations, breaches, conflicts, defaults, terminations, accelerations, third-party consents, Liens and Governmental Consents, which would not, individually or in the aggregate, have an Acquiror Material Adverse Effect and would not adversely affect in any material respect the ability of Acquiror or Acquiror Sub to consummate the transactions contemplated hereby.

            4.5 ACQUIROR SEC DOCUMENTS. Acquiror has filed all reports, forms, registrations, schedules, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1998 (the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Acquiror SEC Document has been revised, amended or superseded by a later Acquiror SEC Document, none of the Acquiror SEC Documents filed prior to the date hereof, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.6 FINANCIAL INFORMATION; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) Except as otherwise noted therein, the consolidated financial statements of Acquiror included in the Acquiror SEC Documents were prepared in accordance with GAAP, consistently applied (except, in the case of the unaudited statements, for normal year-end audit adjustments), and fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Acquiror and its consolidated subsidiaries as of and for the periods indicated therein (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                  (b) Except as set forth in the Acquiror SEC Documents filed prior to the date hereof or in Section 4.6(b) of the ACQUIROR DISCLOSURE SCHEDULE, since the date of the most recent audited financial statements included in the Acquiror SEC Documents, Acquiror has not incurred any liabilities or obligations (whether direct or indirect, accrued, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for (i) liabilities and obligations incurred in the ordinary course of business and (ii) liabilities and obligations that, individually or in the aggregate, would not have a Acquiror Material Adverse Effect.

            4.7 LITIGATION. Except as set forth in the Acquiror SEC Documents filed prior to the date hereof or in Section 4.7 of the ACQUIROR DISCLOSURE SCHEDULE, as of the date of this Agreement, there is no action, suit, proceeding or investigation by or before any Governmental Entity which is pending, or, to the knowledge of Acquiror, threatened against Acquiror, Acquiror Sub or any of Acquiror's other subsidiaries, which, if adversely determined, individually or in the aggregate, would (a) have a Acquiror Material Adverse Effect or (b) adversely affect in any material respect the ability of Acquiror or Acquiror Sub to consummate the transactions contemplated hereby.

            4.8 COMPLIANCE WITH LAWS. Except as disclosed in the Acquiror SEC Documents filed prior to the date hereof or as set forth in Section 4.8 of the ACQUIROR DISCLOSURE SCHEDULE, the businesses of Acquiror and Acquiror Sub are presently being conducted in compliance with all applicable Laws, except for such noncompliance which, individually or in the aggregate, would not have a Acquiror Material Adverse Effect.

            4.9 AVAILABILITY OF FUNDS. Acquiror has delivered to Holdings, prior to the date hereof, true, correct and complete copies of commitment letters (the "Commitment Letters") providing commitments by the financial institutions issuing such letters ("Lenders") to lend to Acquiror the Financing (as hereinafter defined). Such Commitment Letters are in full force and effect on the date hereof. Pursuant to such Commitment Letters, Acquiror has commitments for, and at the Closing will have available (assuming such Commitment Letters are honored and the conditions set forth therein are satisfied by the Lenders) the Financing. As used in this Agreement, "Financing" means immediately available funds in an amount sufficient to consummate the transactions contemplated hereby and pay all related fees and expenses.

            4.10 AMORTIZATION OF GOODWILL. Acquiror has been advised by Deloitte & Touche LLP, that as of the date hereof, pursuant to GAAP, the goodwill generated by the transactions contemplated hereby would be amortized by Acquiror over forty (40) years.

            4.11 NO REGISTRATION. Assuming the accuracy of Holdings' representations in Section 3.19, no registration of the shares of Acquiror Sub Preferred Stock to be issued by Acquiror Sub upon consummation of the Merger, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the issuance of such shares upon consummation of the Merger.

            4.12 INVESTIGATION BY ACQUIROR; PARENT'S AND HOLDINGS' LIABILITY. Acquiror has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Business and acknowledges that Acquiror has been provided access to the personnel, properties, premises and records of the Business for such purpose. Except for the specific representations and warranties of Parent and Holdings set forth in Article III of this Agreement (subject to the limitations and restrictions contained therein) and the indemnities of Parent and Holdings set forth in Sections 6.2 and 9.2 of this Agreement, in entering into this Agreement, Acquiror: (a) acknowledges that none of Parent, Holdings, the Transferred Companies or any of their respective directors, officers, shareholders, employees, Affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Acquiror or its directors, officers, employees, Affiliates, controlling persons, agents or representatives; and (b) agrees, to the fullest extent permitted by Law, that none of Parent, Holdings, the Transferred Companies or any of their respective directors, officers, employees, shareholders, Affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Acquiror or its directors, officers, employees, Affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (including, without limitation, in materials furnished in the Business' data room, in presentations by the management of the Business or otherwise), to Acquiror or Acquiror Sub or their directors, officers, employees, Affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom).

            4.13 BROKERS; FINDERS AND FEES. Except for Lehman Brothers Inc. and BT Wolfensohn, whose fees will be paid by Acquiror, neither Acquiror nor any of its Affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

            5.1 CONDUCT OF THE BUSINESS. During the period from the date of this Agreement to the Effective Time, except for the right of Holdings, at its option, at any time prior to the Effective Time, to convert Wright Express Corporation, a Delaware corporation, into a limited liability company, whether by merger or otherwise, and as otherwise contemplated by this Agreement or the transactions contemplated hereby or consented to by Acquiror in writing, Parent and Holdings shall cause each of the Transferred Companies:

                  (a) to conduct its business and operations in the ordinary course in substantially the same manner as presently conducted and to use reasonable best efforts to preserve its relationships with customers, suppliers and others having business dealings with the Business; and

                  (b) not to:

                        (i) sell, license or dispose of any of its material properties or assets, except (A) to a Transferred Company or (B) in the ordinary course of business in substantially the same manner as presently conducted;

                        (ii) make any loans, advances (other than loans or advances (A) in the ordinary course of business (including to Holdings in accordance with Holdings' normal cash management policies) in substantially the same manner as presently conducted and (B) required by the terms of any existing written agreements), capital contributions to, or investments in, any Person other than another Transferred Company;

                        (iii) enter into any new written employment agreement with any of the Business Personnel providing for annual compensation in excess of $75,000 (plus customary sales quota payments in the case of sales or similar personnel) or increase in any manner the compensation of any of the Business Personnel, except for such renewals of employment agreements and increases as are granted in the ordinary course of business pursuant to its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

                        (iv) except for the Holdings Plan, adopt, grant, extend or increase the rate or term of any Plan or any new bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such Business Personnel, except (A) increases required by any applicable Law,
(B) increases in the ordinary course of business consistent with past practice,
(C) the adoption of the Holdings Plan (as defined below), (D) grants of options ("Cendant Options") to purchase the common stock of Cendant Corporation, a Delaware corporation and an Affiliate of Holdings ("Cendant"), to Business Personnel, and (E) any other benefits payable in any form by Holdings;

                        (v) make any change in any of its present accounting methods and practices, except as required by changes in GAAP;

                        (vi) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities;

                        (vii) split, combine or reclassify, or pay any dividend in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than to another Transferred Company and distributions to repay intercompany indebtedness or to pay Taxes in the ordinary course of business);

                        (viii) make or authorize any capital expenditures (in addition to those provided for in the Capital Expenditures Plans of the Business for 1999) in excess of $500,000, individually, or $2,000,000 in the aggregate;

                        (ix) settle or compromise any material Tax liability, except in the ordinary course of business;

                        (x) (A) incur any indebtedness for borrowed money other than in the ordinary course of business to acquire vehicles and/or for ordinary course of business working capital, relating to current Taxes or for Tax allocations to Cendant and its Affiliates (including to Holdings or Affiliates of Holdings), or (B) issue any debt securities or assume, guarantee or endorse the obligations of any other Person other than in connection with indebtedness referred to in clause A above;

                        (xi) amend its respective certificate or articles of incorporation or by-laws or comparable organizational documents; or

                        (xii) take, or agree to take, any of the foregoing actions.

            5.2 CONDUCT OF BUSINESS BY ACQUIROR. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or the transactions contemplated hereby or consented to by Holdings in writing:

                  (a) Acquiror shall not, and shall cause Acquiror Sub and each of Acquiror's other subsidiaries not to, take any action that would or would be reasonably likely to result in the disqualification of the Merger as a "reorganization" for purposes of Section 368 of the Code; and

                  (b) Acquiror shall cause Acquiror Sub not to:

                        (i) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities;

                        (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                        (iii) amend its articles of incorporation or by-laws; or

                        (iv) take, or agree to take, any of the foregoing actions.

                  (c) Acquiror shall not take any action, including, without limitation, repurchasing any shares of Acquiror Common Stock, that would result in Cendant owning, directly or indirectly, more than twenty percent (20%) of the outstanding shares of Acquiror Common Stock.

            5.3 CONDUCT OF BUSINESS BY ACQUIROR SUB. From the date of this Agreement to the Effective Time, Acquiror Sub will not engage in any activities of any nature, acquire any assets or incur any indebtedness or assume any liabilities or obligations, in each case, except as expressly provided in or contemplated by this

Agreement and as may be related to Acquiror Sub incurring indebtedness necessary to refinance indebtedness required to be repaid under the terms of this Agreement.

            5.4 ACCESS TO INFORMATION.

                  (a) From the date of this Agreement to the Closing, Parent and Holdings shall, and shall cause each of the Transferred Companies to, (i) except as set forth in subparagraph (c), give Acquiror and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Business, (ii) permit Acquiror to make such copies and inspections thereof as Acquiror may reasonably request and (iii) cause the officers, independent auditors (subject to Acquiror and Acquiror Sub executing indemnification letters and waiver letters satisfactory to such independent auditor) of the Transferred Companies to furnish Acquiror with such financial and operating data and other information with respect to the business and properties of the Transferred Companies as Acquiror may from time to time reasonably request; PROVIDED, HOWEVER, that any such access shall be conducted at Acquiror's expense, at a reasonable time, under the supervision of Holdings or the Transferred Companies and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the operation of the business of Holdings or any Transferred Company (iv) take such action, including without limitation, providing the reasonable use of appropriate officers as Acquiror and Acquiror Sub may reasonably request in connection with obtaining the Financing; provided that such action does not unreasonably interfere with such officer's duties in connection with the conduct of the Business.

                  (b) From the date of this Agreement to the Closing, Acquiror shall, and shall cause Acquiror Sub to, (i) give Holdings and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of Acquiror Sub, (ii) permit Holdings to make such copies and inspections thereof as Holdings may reasonably request and (iii) cause the officers of Acquiror and Acquiror Sub to furnish Holdings with (x) such financial and operating data and other information with respect to the business and properties of Acquiror Sub as Holdings may from time to time reasonably request and (y) such financial data of Acquiror as Holdings may from time to time reasonably request; PROVIDED, HOWEVER, that any such access shall be conducted at Holdings' expense, at a reasonable time, under the supervision of Acquiror and Acquiror Sub and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the operation of the business of Acquiror or Acquiror Sub.

                  (c) All information and access provided to Acquiror and its representatives pursuant to subsection (a) above shall be subject to the terms and conditions of the letter agreement (the "Confidentiality Agreement"), among Acquiror, Cendant, Parent and PHH Vehicle Management Services Corporation, dated March 19, 1999. The Confidentiality Agreement shall survive the execution of this Agreement and the Closing, without limitation. Notwithstanding anything to the contrary contained in this Agreement, none of Cendant, Parent, Holdings, any Transferred Company or any of their respective Affiliates shall have any obligation to make available or provide to Acquiror or its representatives a copy of any consolidated, combined or unitary Tax Return filed by Cendant, Parent, Holdings, or any of their respective Affiliates or predecessors, or any related materials.

                  (d) Parent and Holdings shall, and shall cause their representatives to, keep confidential all information provided by Acquiror and Acquiror Sub. Such information shall not be used by Parent or Holdings or their representatives for any purpose other than in connection with analyzing the transactions contemplated hereby.

            5.5 BOOKS AND RECORDS; FURNISHING INFORMATION.

                  (a) For a period of three years after the Closing Date, the Holdings Surviving Corporation shall make available to Acquiror and Acquiror Sub Surviving Corporation for inspection and copying at Acquiror's expense, at reasonable times after reasonable request therefor, any records and documents (or portions thereof) retained by the Holdings Surviving Corporation relating primarily to the Business which, at the time of said request, are in the Holdings Surviving Corporation's possession or control. Holdings agrees that it shall preserve and keep all books and records referred to above for a period of at least three years from the Closing Date; PROVIDED, HOWEVER, that records relating to Taxes and Tax Returns shall be kept for the applicable statutory period (including extensions thereof). After such period, before the Holdings Surviving Corporation shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Holdings Surviving Corporation to Acquiror, and Acquiror shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as Acquiror may select.

                  (b) For a period of three years after the Closing Date, Acquiror and the Acquiror Sub Surviving Corporation shall make available to the Holdings Surviving Corporation for inspection and copying at the Holdings Surviving Corporation's expense, at reasonable times after reasonable request therefor, any records and documents (or portions thereof) relating primarily to the Business delivered by Holdings to Acquiror hereunder which, at the time of said request, are in Acquiror's or the Acquiror Sub Surviving Corporation's possession or control. Acquiror agrees that it shall preserve and keep all books and records referred to above for a period of at least three years from the Closing Date; PROVIDED, HOWEVER, that records relating to Taxes and Tax Returns shall be kept for the applicable statutory period (including extensions thereof). After such period, before Acquiror shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by Acquiror to the Holdings Surviving Corporation, and the Holdings Surviving Corporation shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Holdings Surviving Corporation may select.

            5.6 CONSENTS AND APPROVALS.

                  (a) Each of Parent, Holdings, Acquiror and Acquiror Sub shall cooperate and use best efforts to make all filings and obtain all consents of Governmental Entities and third parties required to consummate the transactions contemplated hereby, including, without limitation, under the H-S-R Act and any mandatory foreign antitrust or competition Laws, and in connection with the Required Approvals. In furtherance of the foregoing, each of Parent, Holdings, Acquiror and Acquiror Sub shall file or cause to be filed with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") a notification and report form under the HSR Act within five (5) business days following the date hereof.

                  (b) Each of Parent, Holdings, Acquiror and Acquiror Sub shall promptly inform the other parties hereto of any material communication from the FTC, DOJ or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any of Parent, Holdings, Acquiror or Acquiror Sub, or any Affiliate thereof, receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party shall use its best efforts to respond to such request, as promptly as practicable, after consultation and coordination with the other parties hereto. In addition to the foregoing, Acquiror agrees to provide, and cause Acquiror Sub to provide, such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent is sought hereunder.

            5.7 COMMERCIALLY REASONABLE EFFORTS. Each of Parent, Holdings, Acquiror and Acquiror Sub shall cooperate, and use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

            5.8 FINANCING.

                  (a) Acquiror and Acquiror Sub shall comply with all terms of the Commitment Letters and shall take all actions required on their part under the terms of the Commitment Letters, including without limitation, providing the Lenders with all information that they may request and entering into appropriate loan agreements or other agreements in order to obtain the Financing.

                  (b) In the event that (i) any Lender shall notify Acquiror or Acquiror Sub that it is withdrawing or terminating the Commitment Letters or that any of the conditions to the Financing in the Commitment Letters cannot be satisfied and will not be waived or (ii) Acquiror has agreed to any amendment to the Commitment Letters that establish additional conditions to the Lenders' obligations to provide the Financing or otherwise makes it more difficult for Acquiror to obtain the Financing (unless Holdings has agreed in writing that Acquiror can effect any such amendment) (each a "Funding Termination Event"), then Acquiror shall immediately notify Holdings of such Funding Termination Event. In the event all or any portion of the Financing becomes unavailable for any reason under the Commitment Letters, Acquiror shall use its commercially reasonable efforts to secure all or such portion of the Financing on terms no less favorable in the aggregate to Acquiror than the terms contained in the Commitment Letters. Acquiror shall immediately notify Holdings if any Lenders shall notify Acquiror or Acquiror Sub that it is amending the Commitment Letters.

            5.9 EMPLOYEES; EMPLOYEE BENEFITS.

                  (a) On and after the Closing, until at least the first anniversary of the Closing Date, Acquiror shall cause the Transferred Companies to provide such Business Personnel with salaries and benefit plans, programs and arrangements substantially equivalent in the aggregate (without consideration given to defined benefit pension plans) as those provided by Parent and its Affiliates as of the date hereof.

                  (b) If any Business Personnel becomes a participant in any employee benefit plan, practice or policy of Acquiror or any of its Affiliates, such employee shall be given credit under such plan for all service prior to the Closing Date with the Transferred Companies or any predecessor employer or other Affiliate of Holdings (to the extent such credit was given by the Transferred Companies, such predecessor or other Affiliate of Holdings), and all service with the Transferred Companies or Acquiror or any of its Affiliates following the Closing Date but prior to the time such employee becomes such a participant, for purposes of determining eligibility and vesting and for all other purposes for which such service is either taken into account or recognized; PROVIDED, HOWEVER, such service need not be credited to the extent it would result in a duplication of benefits including, without limitation, benefit accrual under defined benefit plans. To the extent allowable under applicable Law, Acquiror shall, and shall cause the Transferred Companies to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Business Personnel under any welfare benefit plans in which such Business Personnel may be eligible to participate after the Closing Date and (ii) provide the Business Personnel with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans of Acquiror or any of its Affiliates in which the Business Personnel are eligible to participate after the Closing Date.

                  (c) In the event that any of the Business Personnel employed by the Transferred Companies immediately prior to the Closing (each, an "Affected Employee") is discharged by the Transferred Companies after the Effective Time, then Acquiror shall be responsible for any and all severance costs for such Affected Employee, including, without limitation, payments owing under those agreements, plans or arrangements listed in Section 5.9 of the HOLDINGS DISCLOSURE SCHEDULE. Acquiror shall be responsible and assume all liability for all notices or payments due to any Affected Employees, and all notices, payments, fines or assessments due to any Governmental Entity, pursuant to any applicable foreign, federal, state or local Law, with respect to the employment, discharge or layoff of employees by the Transferred Companies after the Closing, including, but not limited to, the Worker Adjustment and Retraining Notification Act, COBRA and any rules or regulations as have been issued in connection therewith.

                  (d) Prior to the Closing, Parent shall take all such action as it shall deem necessary or appropriate, including, if necessary, adopting any amendments, so that, effective as of the Effective Time, each of the Transferred Companies shall cease to be a participating employer in the PHH Corporation

Pension Plan (the "Pension Plan") and that all Business Personnel shall become fully vested in their accrued benefits under the Pension Plan. Following the Effective Time, distribution of benefits under the Pension Plan to employees and former employees of the Transferred Companies shall be made in accordance with the terms of the Pension Plan.

                  (e) There shall be established a bonus plan providing for bonuses to employees of the Transferred Companies substantially in the form of the bonus plan set forth in Section 5.9(e) of the HOLDINGS DISCLOSURE SCHEDULE (the "Holdings Plan"). Holdings shall be responsible for all amounts payable pursuant to the Holdings Plan (other than severance payments due thereunder) and shall pay all amounts due thereunder (other than severance payments due thereunder) to the Acquiror Sub Surviving Corporation (which shall immediately pay or cause to be paid all such amounts to the appropriate employees entitled thereto) as and when such amounts become due.

                  (f) Subject to Section 6.15 hereof, Holdings shall remain fully responsible for, and shall indemnify Acquiror, the Acquiror Sub Surviving Corporation, the Transferred Companies and their respective Affiliates, and the officers, directors, employees and agents of Acquiror, the Acquiror Sub Surviving Corporation, the Transferred Companies and their respective Affiliates and hold them harmless from and against, any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and other liabilities and obligations relating to under or arising in connection with the Holdings Plan (other than severance payments due thereunder).

                  (g) After the Closing, Acquiror shall be responsible for, and shall indemnify and hold harmless Parent, Holdings and their respective Affiliates, and the officers, directors, employees and agents of Parent, Holdings and their respective Affiliates, and the fiduciaries (including plan administrators) of the Employee Benefit Plans, from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of (i) all salaries, commissions and vacation entitlements accrued but unpaid as of the Closing and post-Closing bonuses due to any Affected Employee (other than those arising under the Holdings Plan, except for severance payment obligations) and (ii) any claims of, or damages or penalties sought by, any Affected Employee, or any Governmental Entity on behalf of or concerning any Affected Employee, with respect to any act or failure to act by Acquiror to the extent arising from the employment, discharge, layoff, termination or constructive termination after the Closing of any Affected

Employee who becomes an employee of Acquiror or becomes or remains an employee of the Transferred Companies on or after the Closing.

                  (h) Effective as of the Closing, the parties hereto shall take all action necessary and appropriate to cause the applicable Transferred Companies to (i) remain or become the sole sponsor of (A) the PHH Europe PLC Employee Benefits Plan (the "UK DB Plan") and (B) the PHH Flexible Pension Scheme (the "UK DC Plan and, collectively with the UK DB Plan, the "UK Plans") and (ii) subject to paragraphs (b) and (c) of this Section 5.9, assume and be solely responsible for all assets, liabilities and obligations whatsoever under the UK Plans.

                  (i) As soon as practicable following the Closing, but in no event later than required by applicable law (i) Parent or one of its affiliates shall have in effect a defined contribution plan (the "Parent DC Plan") and a defined benefit plan (the "Parent DB Plan"), each of which shall fully comply with all applicable laws, (ii) Acquiror shall cause the UK DB Plan to transfer to the Parent DB Plan all of the assets and liabilities relating to each of the currently active employees of Parent and its affiliates who are not also Business Personnel (the "Remaining DB Participants") and (iii) Acquiror shall cause the UK DC Plan to transfer to the Parent DC Plan all of the assets and liabilities relating to each of the currently active employees of Parent and its affiliates who are not also Business Personnel (the "Remaining DC Participants").

                  (j) With respect to the transfer described in clause (iii) of paragraph (b) above, an amount of cash or property reasonably acceptable to the trustee of the Parent DC Plan shall be transferred which shall equal 100% of the account balances of the Remaining DC Participants as of the date of such transfer. With respect to the transfer described in clause (ii) of paragraph (b) above, an amount of cash or property reasonably acceptable to the trustee of the Parent DB Plan shall be transferred which shall equal the total fair market value of assets funded in the UK DB Plan as of the date of transfer, multiplied by the Pro Rata Fraction. The Pro Rata Fraction shall equal the total liabilities applicable to the Remaining DB Participants, divided by the total liabilities under the UK DB Plan, in each case as of the date of transfer. Further, the Pro Rata Fraction shall be determined (i) in a manner consistent with all applicable laws, and (ii) based upon accrued service and final pensionable pay at the date of transfer and, subject to the next sentence hereof, the actuarial assumptions and methods utilized in connection with the most recently completed actuarial valuation as of the date of transfer. If the actuary for the UK DB Plan and the actuary for the Parent DB Plan cannot agree on the reasonableness of the actuarial assumptions and methods to be used in connection with the determination of the Pro Rata Fraction, such reasonableness shall be determined by a third enrolled actuary selected by the parties hereto which determination shall be binding and final. The costs of such third actuary shall be borne equally by the parties. Nothing contained in the foregoing shall in any way adversely impact the accrued benefits or legal rights of any participant of the UK DB Plan. Immediately following the date hereof, the parties hereto shall work together in good faith to develop a reasonable and equitable method of valuation and transfer in respect of the foregoing and shall effectuate such transfers as soon as practicable.

            5.10 NO SOLICITATION. From and after the date hereof, neither Parent nor Holdings shall, and each shall cause each of the Transferred Companies not to, nor will they permit any of their respective Affiliates to, nor shall they authorize any officer, director, employee, investment banker, attorney or representative of Parent, Holdings or any of their Affiliates to, (a) directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any Person other than Acquiror or its directors, officers, employees, Affiliates or representatives, (b) enter into or approve any agreement with respect to, or (c) directly or indirectly participate in any discussions or negotiations with, or provide any information to, any Person other than Acquiror or its directors, officers, employees, Affiliates or representatives, relating to any (i) merger, consolidation or other business combination involving the Business or any of the Transferred Companies, (ii) restructuring, recapitalization or liquidation of the Business or any of the Transferred Companies, or (iii) acquisition or disposition of any substantial portion of the assets of the Business or any of the Transferred Companies or any of the securities of the Transferred Companies (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").

            5.11 INDEMNIFICATION. Following the Closing, Acquiror shall cause each of the Transferred Companies not to make any changes to its respective certificate or articles of incorporation or by-laws (or similar document) which would adversely affect the rights of Persons who are current or former officers and directors of the Transferred Companies, as applicable, to claim indemnification from such entity under the terms of such certificate or articles of incorporation or by-laws (or similar document) as in effect on the date hereof for acts taken prior to the Effective Time. Acquiror shall make, or cause the Transferred Companies to make, any payments required under such indemnification provisions relating to facts or circumstances occurring prior to the Effective Time.

            5.12 TRADEMARK LICENSE AGREEMENTS. It is understood and agreed that the Transferred Assets do not include, and Acquiror Sub shall not acquire direct or indirect ownership of, the items of intellectual property used in the Business and listed on SCHEDULE VI hereto, which intellectual property is owned by Holdings (the "Retained Intellectual Property"). At the Closing, Holdings, on the one hand, and Acquiror and Acquiror Sub, on the other hand, shall enter into a license agreement with respect to the Retained Intellectual Property substantially in the form of EXHIBIT F hereto (the "Trademark License Agreement").

            5.13 STOCKHOLDERS' AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. At the Closing, Holdings, Acquiror and Acquiror Sub shall enter into (i) a stockholders' agreement, substantially in the form of EXHIBIT G hereto (the "Stockholders' Agreement"), and (ii) a registration rights agreement with respect to the shares of Acquiror Common Stock to be issued to Parent upon exchange of the Acquiror Class B Common Stock issuable upon conversion of the Acquiror Sub Series A Preferred Stock, substantially in the form of the existing registration rights agreement between Acquiror and Cendant.

            5.14 TRANSITION SERVICES AGREEMENT AND IT AGREEMENT. Parent, Holdings, Acquiror and Acquiror Sub shall use their reasonable best efforts to negotiate, on a good faith basis, the terms and conditions of (i) a transition services agreement which shall set forth the services to be provided between the Transferred Companies, on the one hand, and Parent and its Affiliates, on the other hand, as may reasonably be requested by Parent and/or Acquiror Sub, on a basis to be mutually agreed upon (the "Transition Services Agreement") and (ii) an Information Technology Services Agreement, to be mutually agreed upon (the "IT Agreement").

            5.15 ESCROW AGREEMENT. At the Closing, Acquiror, Acquiror Sub, Parent, Holdings and the Escrow Agent shall enter into an escrow agreement, substantially in the form of EXHIBIT H hereto (the "Escrow Agreement").

            5.16 TRANSITIONAL LICENSE AGREEMENT. Parent shall cause Cendant to grant to Acquiror and Acquiror Sub a limited license to use the marks CENDANT, CENDANT BUSINESS ANSWERS, the "C" logo and the other items of intellectual property set forth in Section 5.16 of the HOLDINGS DISCLOSURE SCHEDULE for the sole purpose of selling off or otherwise disposing of any existing inventory of products or business materials of the Business in the United Kingdom, which license shall commence at the Effective Time and end as soon as practicable, but in no event later than the first anniversary of the Effective Time or the disposal of all such existing inventory. At the Closing, Parent shall cause Cendant, on the one hand, and Acquiror and Acquiror Sub, on the other hand, to enter into a transitional license agreement substantially in the form of EXHIBIT I hereto (the "Transitional License Agreement").

            5.17 INTERCOMPANY OBLIGATIONS; AFFILIATE AGREEMENTS.

                  (a) Section 5.17(i) of the HOLDINGS DISCLOSURE SCHEDULE lists all intercompany accounts, obligations (including indebtedness) and agreements between Holdings or any of its Affiliates (other than the Transferred Companies) on the one hand, and the Transferred Companies, on the other hand (the "Intercompany Agreements"). Except as set forth in Section 5.17(ii) of the HOLDINGS DISCLOSURE SCHEDULE, as of the Effective Time, Holdings and the Transferred Companies shall cause all Intercompany Agreements to be terminated in all respects such that there is no cost or liability thereunder on the part of the Transferred Companies.

                  (b) Notwithstanding subsection (a) or any other provision of this Agreement, but subject to the following sentence of this Section 5.17(b), all intercompany indebtedness between any of the Transferred Companies, on the one hand, and Parent, on the other hand, outstanding on the date hereof and not repaid prior to the Effective Time or incurred after the date hereof as permitted by Section 5.1(b)(x) and not repaid prior to the Effective Time, which in any event will not exceed, at the Effective Time, without the agreement of Acquiror, an aggregate of $425,000,000 (such amount collectively, the "Intercompany Indebtedness"), shall be repaid at the Effective Time pursuant to
Section 2.3(b)(iii) hereof. From the date of this Agreement to the Effective Time, the amount of the Intercompany Indebtedness may be increased, either as permitted by Section 5.1(b)(x) or with the written consent of Acquiror, in connection with the operation of the Business, and any such increase shall be included in the amount of the Intercompany Indebtedness that is to be paid pursuant to Section 2.3(b)(iii) hereof to the extent such increased amount has not been repaid prior to the Effective Time. If Parent or Holdings requests in writing to increase the amount of the Intercompany Indebtedness in connection with operating the Business between the date of this Agreement and the Effective Time and Acquiror does not consent to such request within two (2) business days of receiving such request, neither Acquiror or Acquiror Sub shall have any right under this Agreement resulting or arising from or related to the failure of any Transferred Company to engage in, or continue, any transaction as a result of Acquiror's failure to consent to increase the amount of the Intercompany Indebtedness in connection with such transaction, including without limitation, any rights under Articles VII or IX hereof. Upon payment of the Intercompany Indebtedness as required by Section 2.3(b) (iii), Acquiror Sub and the Transferred Companies shall have no further obligations with respect to Intercompany Indebtedness and in any event shall have no obligations with respect to any other such intercompany indebtedness not included in the Intercompany Indebtedness.

                  (c) Acquiror shall use its commercially reasonable efforts to cause itself, Acquiror Sub or any other Affiliate of Acquiror to be substituted in all respects for Parent and/or Holdings, effective as of the Effective Time, in respect of all obligations of Parent and/or Holdings under each of the guaranties, letters of credit, letters of comfort and other obligations obtained by Parent and/or Holdings (including, without limitation, leases of real and personal property) that are listed on Section 5.17(c)(i) of the Disclosure Schedule for the benefit of the Business or any of the Transferred Companies or any extensions or modifications thereto in accordance with this Agreement (collectively, the "Guaranties"). If Acquiror and Acquiror Sub are unable to effect such a substitution with respect to any Guaranty after using all commercially reasonable efforts to do so, Acquiror and Acquiror Sub shall (a) obtain letters of credit for the benefit of Parent and/or Holdings, as applicable, on terms and from financial institutions reasonably satisfactory to Parent and Holdings, with respect to the obligations covered by each of those Guaranties listed on Section 5.17(c)(ii) of the Disclosure Schedule for which Acquiror and Acquiror Sub do not effect such substitution and (b) indemnify and hold harmless Parent and/or Holdings, as the case may be, from and against all obligations, liabilities, losses, claims, actions and causes of action incurred by or asserted against Parent and/or Holdings arising out of or relating to such Guaranties from and after the Effective Time.

            5.18 SUPPLEMENTS TO DISCLOSURE SCHEDULES. Holdings and Acquiror may supplement or amend the HOLDINGS DISCLOSURE SCHEDULE and ACQUIROR DISCLOSURE SCHEDULE, respectively, prior to the Effective Time with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or otherwise disclosed therein (the "Updated Information"). No such supplement or amendment to include the Updated Information shall (i) affect the ability of Parent, Holdings, Acquiror or Acquiror Sub to rely on the conditions to Closing set forth in Sections 7.1 and 8.1, respectively, (ii) be deemed to have been set forth or otherwise disclosed as of the date of this Agreement unless the parties specifically agree thereto in writing or (iii) affect the ability of Parent, Holdings, Acquiror or Acquiror Sub to make any claim for indemnification or otherwise as a result of any breach of any representation or warranty.

            5.19 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as otherwise agreed to by the parties, the parties and each of their respective Affiliates shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of a party or its Affiliate may be required by Law or in connection with their obligations as publicly-held, exchange-listed companies, in which case, the parties and each of their Affiliates will cooperate to reach mutual agreement as to the language of any such report, statement or press release. Immediately following the execution and delivery of this Agreement, Parent, Holdings and Acquiror are each issuing press releases to be mutually agreed upon with respect to this Agreement and the transactions contemplated hereby.

            5.20 NON-COMPETITION; NON-SOLICITATION. At the Closing, Parent, Holdings, Acquiror and Acquiror Sub shall enter into a non-competition and non-solicitation agreement, substantially in the form of EXHIBIT J hereto (the "Non-Competition Agreement").

            5.21 PREFERRED ALLIANCE AGREEMENTS. Between the date hereof and the Closing Date, the parties shall use best efforts to negotiate in good faith and enter into preferred alliance agreements and such other joint marketing programs as the parties deem appropriate and desirable.

            5.22 LICENSE AMENDMENT AGREEMENT. Between the date hereof and the Closing Date, the parties shall use commercially reasonable efforts to negotiate in good faith and enter into as of the Effective Time an amendment to the Master License Agreement, dated July 30, 1997, among Acquiror, Wizard Co., Inc. and Cendant Car Rental, Inc. (the "License Amendment Agreement") substantially on the terms set forth in a letter dated May 21, 1999 from Cendant Car Rental, Inc. to Acquiror.

            5.23 NO OTHER REPRESENTATIONS. Acquiror and Acquiror Sub understand and acknowledge that, except for the representations and warranties contained in
Article III hereof, none of Parent, Holdings or any other Person makes any representation or warranty, express or implied, on behalf of Parent, Holdings or any of their respective subsidiaries or Affiliates, including the Transferred Companies.

                                   ARTICLE VI

                                   TAX MATTERS

            6.1 TAX RETURNS. Subject to Sections 6.1(g) and 6.5.

                  (a) Parent or an Affiliate of Parent shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Holdings and each of the Transferred Companies for taxable years or periods ending on or before the Closing Date and Parent or an Affiliate of Parent shall remit (or cause to be remitted), subject to Section 6.2(a) below, any Taxes due in respect of such Tax Returns and, with respect to recurring items, such returns shall be prepared in a manner consistent with past practices to the extent permissible under applicable Laws. Acquiror shall pay to Parent any Excluded Taxes in respect of such Tax Returns.

                  (b) Acquiror shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Acquiror Sub Surviving Corporation and each of the Transferred Companies for taxable years or periods ending after the Closing Date (including Straddle Periods (as hereinafter defined)) and Acquiror shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

                  (c) Any Tax Return required to be filed by Acquiror with respect to the Transferred Companies relating to any taxable year or period beginning on or before and ending after the Closing Date (the "Straddle Period") shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to Parent for Parent's approval not less than 30 days prior to the due date for the filing of such Tax Return, which approval shall not be unreasonably withheld or delayed. Parent shall have the option of providing to Acquiror, at any time at least 15 days prior to the Due Date (as hereinafter defined), written instructions as to how Parent wants any, or all, of the items for which it may be liable reflected on such Tax Return. Acquiror shall, in preparing such Tax Return, cause the items for which Parent is liable hereunder to be reflected in accordance with Parent's instructions (unless, in the opinion of nationally recognized tax counsel to Acquiror, complying with the Parent's instructions would likely subject Acquiror to any criminal penalty or to civil penalties under sections 6662 through 6664 of the Code or similar provisions of applicable state, local or foreign Laws) and, in the absence of having received such instructions, in accordance with past practice, if any, to the extent permissible under applicable Law.

                  (d) Subject to Section 6.1(c), Parent shall pay to Acquiror the Taxes for which Parent is liable pursuant to Section 6.2(a)(ii) but which are payable with any Tax Return to be filed by Acquiror with respect to any Straddle Period upon the written request of Acquiror, setting forth in detail the computation of the amount owed, no later than 5 days prior to the Due Date.

                  (e) Within 120 days after the Closing Date, Acquiror shall cause the Acquiror Sub Surviving Corporation to prepare and provide to Parent a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package") required by Parent or an Affiliate of Parent to enable Parent or an Affiliate of Parent to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 6.1(a). The Tax Package shall be prepared in good faith in a manner consistent with past practice.

                  (f) Parent or an Affiliate of Parent may, in its sole and absolute discretion, amend any Tax Return filed or required to be filed for any taxable years or periods ending on or before the Closing Date; PROVIDED, HOWEVER, that neither Parent nor any Affiliate of Parent shall amend any such Tax Return that materially and adversely affects or may materially and adversely affect the Tax liability of the Acquiror, Acquiror Sub Surviving Corporation or any of the Transferred Companies or any Affiliate of the foregoing for any period ending after the Closing Date, including the portion of any Straddle Period that is after the Closing Date, without the prior consent of the Acquiror, which consent shall not be unreasonably withheld or delayed.

                  (g) Notwithstanding anything to the contrary contained in this
Section 6.1, Parent shall file or cause to be filed any Forms 5471 with respect to any of the Transferred Companies (that are incorporated in a foreign jurisdiction) that are required to be filed for any taxable period that ends on or before, or that includes, the Closing Date.

            6.2 INDEMNIFICATION.

                  (a) Parent shall indemnify, defend and hold Acquiror and Acquiror's subsidiaries and Affiliates and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) harmless on an after-Tax basis (subject to Section 6.13) from and against the following (net of the amount of any Tax Benefit (as hereinafter defined) Actually Realized (as hereinafter defined) by Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies as a result of the payment or accrual of any of the following:

                        (i) any liability for Taxes of or attributable to Holdings or any of the Transferred Companies as members of the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which Cendant (or any predecessor or successor) is the common parent that arises under Treasury Regulation Section 1.1502-6(a) or comparable provisions of foreign, state or local Law; and

                        (ii) any liability for Taxes of or attributable to Holdings or any of the Transferred Companies for any taxable year or period that ends on or before the Closing Date ("Pre-Closing Period") and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date (in the manner set forth in Section 6.3(a));

PROVIDED, HOWEVER, that Parent shall not be liable for and shall not indemnify Acquiror (and its subsidiaries and Affiliates) for (A) any liability for Taxes resulting from transactions or actions taken by Acquiror, Acquiror Sub or any of the Transferred Companies on the Closing Date that are taken after the Closing, except for transactions or actions undertaken in the ordinary course of business; (B) any Taxes that result from an actual or deemed election under
Section 338 of the Code (or any similar provisions of state, local or other Law) with respect to any of the Transferred Companies in connection with any of the transactions contemplated by this Agreement; and (C) any Transfer Taxes (as hereinafter defined) for which Acquiror is liable pursuant to Section 6.5 hereof (collectively, the Taxes described in (A) through (C) above are referred to hereinafter as "Excluded Taxes").

                  (b) Acquiror shall indemnify and hold Parent and Parent's subsidiaries and Affiliates (including Cendant) harmless from and against (net of the amount of any Tax Benefit Actually Realized by Parent or its subsidiaries or Affiliates as a result of the payment or accrual of any of the following):

                        (i) Taxes of or attributable to the Acquiror Sub Surviving Corporation or any of the Transferred Companies for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date (in the manner set forth in Section 6.3(a)); and

                        (ii) Excluded Taxes.

            6.3 COMPUTATION OF TAX LIABILITIES.

                  (a) To the extent permitted or required by Law or administrative practice, (i) the taxable year of Holdings and each of the Transferred Companies that includes the Closing Date shall be treated as closing on (and including) the Closing Date and, notwithstanding the foregoing, (ii) all transactions of or with respect to the Acquiror Sub Surviving Corporation or any of the Transferred Companies not in the ordinary course of business occurring after the Closing shall be reported on Acquiror's or the Acquiror Sub Surviving Corporation's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Acquiror or its Affiliates to the extent permitted by Law. For purposes of Section 6.2(a) and (b), where it is necessary to apportion between Parent and Acquiror the Tax liability of an entity for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date, subject to Sections 6.2(a) and 6.3(a)(ii), and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis; PROVIDED, HOWEVER, that if the capital structure of an entity is changed after the Closing Date, the Tax liability of the entity for a Straddle Period apportioned to the period deemed to end at the close of the Closing Date shall not exceed the Tax liability which would have been due if the Tax liability had been calculated as of such date, based on the income, assets, capital, liability and other attributes of the entity on the Closing Date.

                  (b) In determining Parent's liability for Taxes pursuant to this Agreement, Parent shall be credited with the amount of estimated Taxes paid by or on behalf of Holdings or any of the Transferred Companies prior to the Closing. To the extent that Parent's liability for Taxes for a taxable year or period is less than the amount of estimated income Taxes previously paid by or on behalf of Holdings or any of the Transferred Companies with respect to all or a portion of such taxable year or period, Acquiror shall pay Parent the difference within two days of the earlier of (i) the receipt of a refund relating to such overpayment or (ii) the filing of a Tax Return in which a credit attributable to such overpayment is utilized.

            6.4 CONTEST PROVISIONS.

                  (a) Each of Acquiror, on the one hand, and Parent, on the other hand (the "Recipient"), shall notify the chief tax officer of the other party in writing within 15 days of receipt by the Recipient of written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") which could affect the liability for Taxes of such other party. If the Recipient fails to give such prompt notice to the other party it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Claim if and to the extent that such failure to give notice materially and adversely affects the other party's right to participate in the Tax Claim.

                  (b) Parent shall have the sole right to represent Holdings for any taxable period, and shall have the sole right to represent any of the Transferred Companies' interests in any Tax Claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense. Parent or any Affiliate of Parent may not settle or otherwise dispose of any Tax Claim of any of the Transferred Companies relating to such periods if such settlement or disposition materially and adversely affects or may materially and adversely affect the Tax liability of the Acquiror, Acquiror Sub Surviving Corporation or any of the Transferred Companies or any Affiliate of the foregoing without the prior written consent of Acquiror, which consent may not be unreasonably withheld or delayed. In the case of a Straddle Period, Parent shall be entitled to provide comments which shall be considered in good faith with respect to any Tax Claim relating in any part to Taxes attributable to the portion of such Straddle Period deemed to end on or before the Closing Date and, with the written consent of Acquiror, at Parent's sole expense, may assume the control of such entire Tax Claim. None of Acquiror, any of its Affiliates, the Acquiror Sub Surviving Corporation or the Transferred Companies may settle or otherwise dispose of any Tax Claim with respect to any Straddle Period for which Parent may have a liability under this Agreement without the prior written consent of Parent, which consent may not be unreasonably withheld or delayed.

                  (c) Acquiror shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Transferred Companies for all taxable periods beginning after the Closing Date ("Post-Closing Period"); PROVIDED, HOWEVER, that Acquiror shall not initiate any such claim for refund or amend any such Tax Return or settle or dispose of any Tax Claim with respect to a Post-Closing Period if such claim for refund, amendment, settlement, or disposition materially and adversely affects or may materially and adversely affect the Tax liability of Cendant, Parent, Holdings or any of its Affiliates, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.

            6.5 TRANSFER TAXES. All excise, sales, use, privilege, transfer (including real property transfer or gains), stamp, documentary, filing, recordation, value added, bulk sales and other similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, arising out of or in connection with or attributable to the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), shall be borne one half Acquiror and one half by Parent. Notwithstanding Section 6.1 of this Agreement, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local Law for filing such Tax Returns, and such party shall pay the Transfer Taxes shown to be due on such Tax Return, and notify the other party in writing of the Transfer Taxes shown to be due on such Tax Return and how such Transfer Taxes were calculated, and if the other party is Acquiror, Acquiror shall, or shall cause the Acquiror Sub Surviving Corporation to, reimburse Parent in immediately available funds within 10 days of the receipt of such notice.

            6.6 REFUNDS.

                  (a) Any Tax refund (including any interest in respect thereof) received by Acquiror, the Acquiror Sub Surviving Corporation or any Transferred Company, and any amounts of overpayments of Tax credited against Tax which Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies otherwise would be or would have been required to pay that relate to any taxable period, or portion thereof, ending on or before the Closing Date shall be for the account of Parent, and Acquiror shall pay over to Parent any such refund or the amount of any such credit within 15 days after receipt or entitlement thereto. Acquiror shall pay Parent interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this Section 6.6. For purposes of this Section 6.6, where it is necessary to apportion a refund or credit between Acquiror and Parent for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date, and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the Company's books, except that refunds or credits of Taxes (E.G., real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                  (b) Acquiror shall cooperate, and shall cause the Acquiror Sub Surviving Corporation and any of the Transferred Companies to cooperate, in obtaining any refund that Parent reasonably believes should be available with respect to Pre-Closing Periods, including, without limitation, through filing a Form 1139 or other appropriate form with the applicable taxing authorities; PROVIDED, HOWEVER, that Acquiror and Acquiror Sub Surviving Corporation and any of the Transferred Companies shall not be obligated to carry back any Tax attribute of a Post-Closing Period to a Pre-Closing Period.


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

            6.7 CERTAIN POST-CLOSING SETTLEMENT PAYMENTS.

                  (a) If the examination of any Federal, state, local or other Tax Return of Cendant, Parent, Holdings, or any of the Transferred Companies for any taxable period ending on or before the Closing Date, the pre-closing portion of any Straddle Period or for any taxable year in which the Merger occurs, shall result (by settlement or otherwise) in any adjustment which permits Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies or any Affiliate thereof to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies or any Affiliate thereof for one or more periods ending after the Closing Date, in each case in respect of the Transferred Assets, Parent will notify Acquiror and provide it with adequate information so that Acquiror (or its Affiliates), the Acquiror Sub Surviving Corporation or any of the Transferred Companies or any Affiliate thereof, as the case may be, can reflect on its Tax Returns such increases in deductions, losses or tax credits or decreases in income (including by way of increase in basis), gains or recapture of tax credits. Upon receipt of such information and upon the reasonable request of Parent, Acquiror (or its Affiliates), the Acquiror Sub Surviving Corporation or any of the Transferred Companies, as the case may be, shall reflect on its Tax Returns (including amended Tax Returns) the information provided above. Acquiror shall pay to Holdings the amount of any resulting Tax Benefits Actually Realized by the Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies (or any of their respective Affiliates).

                  (b) If the examination of any Federal, state, local or other Tax Return of Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies for any taxable period beginning and ending after the Closing Date or the post-closing portion of any Straddle Period shall result (by settlement or otherwise) in any adjustment which permits Parent (or its Affiliates) to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Parent (or its Affiliates) for one or more periods ending on or before the Closing Date, in each case in respect of the Transferred Assets, Acquiror will notify Parent and provide it with adequate information so that Parent can reflect on its or its Affiliates' Tax Returns (including amended Tax Returns) such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. Upon receipt of such


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

information, and upon the reasonable request of Acquiror, Parent (or its Affiliates) shall reflect on its tax returns the information provided above. Parent shall pay to Acquiror the amount of any resulting Tax Benefits Actually Realized by Parent (or any of its Affiliates).

                  (c) Upon (A) the exercise of a Cendant Option by an employee or former employee of any of the Transferred Companies and the payment of cash or other property by Cendant (or its designated agent) to the holder of the Cendant Option or (B) the payment by Holdings of any amount with respect to the Holdings Plan, as described in Section 5.9, Acquiror shall pay or cause the Acquiror Sub Surviving Corporation or any of the Transferred Companies to pay, as the case may be, to Holdings the amount of any Tax Benefit Actually Realized by Acquiror, Acquiror Sub Surviving Corporation or any of the Transferred Companies (or any of their respective Affiliates) attributable to any exercise or payment described in this Section 6.7(c).

                  (d) Prior to the Closing Date, Acquiror and Holdings shall negotiate and draft a schedule (the "Allocation Schedule") allocating the Merger Consideration among the Transferred Assets. Upon completion of the Allocation Schedule, each of the Acquiror and Holdings shall execute a copy thereof and return such copy to the other party. For all purposes (including tax and accounting), the parties shall treat the fair market value of the Transferred Assets as set forth in the Allocation Schedule.

                  (e) For purposes of this Agreement, "Tax Benefit" shall mean the sum of the amount by which the actual Tax liability (after giving effect to any alternative minimum or similar Tax) of a corporation to the appropriate taxing authority is reduced (including, without limitation, by or as a result of a deduction, increase in basis, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to the taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest (on an after-Tax basis) from such government or jurisdiction relating to such Tax liability. For purposes of this Agreement, a Tax Benefit shall be deemed to have been "Actually Realized" at the time any refund of Taxes is actually received or applied against other Taxes due, or at the time of the filing of a Tax Return (including any Tax Return relating to estimated Taxes) on which a loss, deduction or credit or increase in basis is applied to reduce the amount of Taxes which would otherwise be payable. In accordance with the provisions of this paragraph (e), Acquiror and Parent agree that for purposes of this Agreement, where a Tax Benefit may be realized that may result in the payment to, or reduce a payment by, the other party hereto, each party will as


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

promptly as practicable take or cause its Affiliates to take such reasonable or appropriate steps (including, without limitation, the filing of an amended Tax Return or claim for refund) to obtain at the earliest possible time any such reasonable available Tax Benefit.

                  (f) For purposes of any Tax Benefit Actually Realized determined under Section 6.7(e) and this Agreement:

                        (i) No later than 45 days after the filing of a Tax Return for any taxable period that includes a date (x) upon which any Cendant Option was exercised or any payment was made or accrued with respect to or in connection with the Holdings Plan, as described in Section 5.9, (y) after the Closing Date if there has been an examination of any federal, state, local or other Tax Return of Cendant, Holdings or any of the Transferred Companies (or any of their respective Affiliates) which results in an adjustment described in
Section 6.7(a) of this Agreement or (z) upon which any amount was paid or accrued by Acquiror, the Acquiror Sub Surviving Corporation or the Transferred Companies in respect of a claim for which Parent is required to indemnify Acquiror pursuant to this Agreement, Acquiror shall provide Parent a detailed statement ("Tax Benefit Statement") specifying the amount, if any, of any Tax Benefit that was Actually Realized by Acquiror, the Acquiror Sub Surviving Corporation or the Transferred Companies for such Tax period. To the extent that any deductions or other Tax items (including basis) that could give rise to a Tax reduction or savings do not result in the actual realization of such a Tax reduction or savings in the year described in the previous sentence, this
Section 6.7(f)(i) shall apply to each subsequent taxable period of Acquiror, the Acquiror Sub Surviving Corporation or the Transferred Companies, as the case may be, until either such Tax savings are Actually Realized (resulting in a Tax Benefit) or the losses or other carryforwards to which such deductions or other Tax items (including basis) gave rise expire unused, if applicable. For each relevant taxable period, Parent shall be provided with full access to the non-proprietary work papers and other materials and information of Acquiror's (or the Acquiror Sub Surviving Corporation's or the Transferred Companies') accountants in connection with the review of the Tax Benefit Statement. If Parent disagrees in any respect with Acquiror's computation of the amount of the Tax Benefit Actually Realized, Parent may, on or prior to 45 days after the receipt of the Tax Benefit Statement from Acquiror, deliver a notice to Acquiror or the Acquiror Sub Surviving Corporation setting forth in reasonable detail the basis for Parent's disagreement therewith ("Tax Benefit Dispute Notice"). If no Tax Benefit Dispute Notice is received by Acquiror or the Acquiror Sub Surviving Corporation on or prior to the 45th day after Parent's


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

receipt of the Tax Benefit Statement from Acquiror, the Tax Benefit Statement shall be deemed accepted by Parent.

                        (ii) Within 15 days after Acquiror's receipt of a Tax Benefit Dispute Notice, unless the matters in the Tax Benefit Dispute Notice have otherwise been resolved by mutual agreement of the parties, Acquiror and Parent shall jointly select a nationally-recognized independent certified public accountant (the "Tax Benefit Accountant"); PROVIDED, HOWEVER, if Acquiror and Parent are unable to agree upon the Tax Benefit Accountant within such 15-day period, then Acquiror and Parent shall each select a nationally-recognized independent certified public accountant which shall then jointly choose the Tax Benefit Accountant within 15 days thereafter. The Tax Benefit Accountant shall conduct such review of the work papers and such other materials and information, and the Tax Benefit Dispute Notice, and any supporting documentation as the Tax Benefit Accountant in its sole discretion deems necessary, and the Tax Benefit Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Tax Benefit Accountant in its sole discretion deems necessary.

                        (iii) The Tax Benefit Accountant shall, as promptly as practicable and in no event later than 45 days following the date of its retention, deliver to Parent and Acquiror a report (the "Tax Benefit Report") in which the Tax Benefit Accountant shall, after reviewing disputed items set forth in the Tax Benefit Dispute Notice, determine what adjustments, if any, should be made to the amount of the Tax Benefit Actually Realized. The Tax Benefit Report shall set forth, in reasonable detail, the Tax Benefit Accountant's determination with respect to the disputed items or amounts specified in the Tax Benefit Dispute Notice, and the revisions, if any, to be made to the amount of the Tax Benefit Actually Realized, together with supporting calculations. All fees and expenses relating to this work of the Tax Benefit Accountant shall be borne equally by Acquiror and Parent. The Tax Benefit Report shall be final and binding upon Acquiror and Parent, shall be deemed a final arbitration award that is binding on each of Acquiror and Parent, and no party shall seek further recourse to courts, other arbitral tribunals or otherwise. The amount, if any, of the Tax Benefit Actually Realized set forth in the Tax Benefit Report shall, in accordance with the provisions of this Section 6.7, be paid to Parent in immediately available funds no later than five days after delivery of the Tax Benefit Report to Acquiror.

            (g) In the event that, after the Closing Date, there is a sale, exchange, transfer or other disposition ("Disposition") of (i) the common stock of Acquiror Sub Surviving Corporation to a Person other than Acquiror or a subsidiary thereof,


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

(i) any material assets of Acquiror Sub Surviving Corporation or (ii) any material Transferred Asset, which Disposition would materially and adversely affect the Tax Benefits Actually Realized that are then or thereafter payable to Parent by Acquiror pursuant to this Agreement, Acquiror shall make appropriate arrangements, reasonably satisfactory to Parent, to ensure that Parent is paid any Tax Benefits Actually Realized that Parent would have been entitled to be paid, consistent with the principles of this Agreement, absent such Disposition, it being agreed that projections of income attributable to the property subject to such Disposition that are reasonably satisfactory to Parent and Acquiror may be used in making determinations hereunder as to Tax Benefits Actually Realized that become due.

            6.8 TAX-FREE REORGANIZATION COVENANTS; OTHER COVENANTS.

                  (a) Following the Merger, the Acquiror Sub Surviving Corporation shall, and Acquiror shall cause the Acquiror Sub Surviving Corporation and the Transferred Companies to, continue the historic business of the Business or use a significant portion of the Business' historic business assets in a business, in each case, within the meaning of Section 1.368-1(d) of the Treasury Regulations.

                  (b) Acquiror and the Acquiror Sub Surviving Corporation do not have a current plan or intention to sell or otherwise dispose of the Transferred Assets or the assets of the Transferred Companies, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                  (c) For a two-year period following the date of the Merger, the Acquiror Sub Surviving Corporation shall, and Acquiror shall cause the Acquiror Sub Surviving Corporation to, remain incorporated in the state of Texas.

                  (d) Absent a Final Determination to the contrary, the Acquiror Sub Surviving Corporation shall, and Acquiror shall cause the Acquiror Sub Surviving Corporation and the Transferred Companies to, (A) report the Merger on its Tax Returns as a tax-free reorganization described in Section 368(a) of the Code, (B) treat the Merger as being a tax-free reorganization under Section 368(a) of the Code for all other purposes and (C) not take any action that is inconsistent with the treatment of the Merger as a tax-free reorganization under
Section 368(a) of the Code. Acquiror shall, and shall cause the Acquiror Sub Surviving Corporation and the Transferred Companies to, provide commercially reasonable cooperation to Parent, Cendant and their Affiliates and representatives with respect to all reasonable requests relating to supporting and defending the qualification of the Merger as a


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

reorganization described in Section 368(a) of the Code, including, but not limited to, preparing responses to information requests by a Tax Authority and making available books, records and other documentation during normal business hours. For purposes of this Agreement, "Final Determination" shall mean (i) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (ii) the execution of a closing agreement or its equivalent between the particular taxpayer and the relevant taxing authority.

                  (e) Acquiror, Acquiror Sub, Holdings and Parent acknowledge and agree that, pursuant to Section 381 of the Code, and subject to other applicable limitations (including, without limitation, Sections 382 and 383 of the Code and the separate return limitation year rules of the consolidated return regulations), the Acquiror Sub Surviving Corporation shall succeed to and take into account the items of Holdings described in Section 381(c) of the Code.

            6.9 RESOLUTION OF ALL TAX-RELATED DISPUTES. In the event that Parent and Acquiror cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes (except as provided in Section 6.7(e)), such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to each of Parent and Acquiror, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by Parent and Acquiror.

            6.10 POST-CLOSING ACTIONS WHICH AFFECT CENDANT'S LIABILITY FOR
TAXES.

                  (a) Acquiror shall not, and shall not permit the Acquiror Sub Surviving Corporation or any of the Transferred Companies to, engage in any transaction on the Closing Date or take any action on the Closing Date that are taken after the Closing, except for transactions or actions undertaken in the ordinary course of business which could increase Parent's (or any Affiliate of Parent's) liability for Taxes (including any liability of Parent to indemnify Acquiror for Taxes pursuant to this Agreement).

                  (b) None of Acquiror, the Acquiror Sub Surviving Corporation or any Affiliate of Acquiror shall (or shall cause or permit any of the Transferred Companies to) amend, refile or otherwise modify any Tax Return relating in whole or in part to any of the Transferred Companies with respect to any taxable year or period ending on or before the Closing Date (or with respect to any


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

Straddle Period) without the prior written consent of Parent, which consent may not be unreasonably withheld.

            6.11 TERMINATION OF EXISTING TAX SHARING AGREEMENTS. Any and all existing Tax sharing allocation, indemnification or similar agreements or arrangements, written or unwritten, between the Transferred Companies and Parent or any of its subsidiaries, predecessors or Affiliates (other than any of the Transferred Companies), shall be terminated as of the Closing and there shall be no continuing obligation to make any payments thereunder.

            6.12 ASSISTANCE AND COOPERATION. After the Closing Date, each of Parent and Acquiror shall, upon request from the other (and shall cause their respective Affiliates to):

                  (a) subject to Section 6.5, timely sign and deliver such certificates or forms as may be reasonably necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to Transfer Taxes;

                  (b) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
Section 6.1;

                  (c) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Transferred Companies;

                  (d) make available to the other and to any taxing authority as reasonably requested in connection with any Tax Return described in Section 6.1 or any proceeding described in Section 6.4, all information relating to any Taxes or Tax Returns of the Transferred Companies; and

                  (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

Notwithstanding the foregoing or any other provision in this Agreement, neither Acquiror nor any of its Affiliates shall have the right to receive or obtain any information relating to Taxes of Parent (or any Affiliate of Parent), or any of its


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

predecessors other than information relating solely to Holdings or the Transferred Companies for Pre-Closing Periods.

            6.13 ADJUSTMENT TO MERGER CONSIDERATION. (a) Subject to 6.13(b), for all Tax purposes, to the extent permitted by applicable law, any payment by Acquiror or Parent under this Agreement shall be treated as an adjustment to the consideration payable upon consummation of the Merger.

                  (b) If the Internal Revenue Service (the "IRS") (or similar taxing authority) issues a written notice of proposed adjustment (an "Adjustment Notice") (or similar notice) with respect to characterization of an indemnity payment as a Purchase Price adjustment (the "Characterization Issue"), the Acquiror shall notify Parent as soon as practicable but no later than ten business days after the Acquiror's (or any of its Affiliates) receipt of such Adjustment Notice. In the event of any IRS or other proceedings related to a Characterization Issue, Acquiror shall permit Parent to provide comments which shall be considered in good faith (solely with respect to the Characterization Issue), provided, however, that Acquiror shall control all such proceedings. At its sole option, Acquiror may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the IRS in respect of a Characterization Issue and shall be entitled to settle or contest such Characterization Issue, as the case may be; PROVIDED, HOWEVER, that if Parent elects by written notice to Acquiror to fund Acquiror's reasonable expenses with respect to any IRS or other proceeding, Acquiror shall use reasonable commercial efforts to uphold the characterization of the indemnity payment as an adjustment to the Purchase Price, but shall not be required to litigate such treatment unless Parent provides Acquiror with a written opinion of counsel selected by Parent, but reasonably acceptable to Acquiror, that the characterization of the indemnity payment will more likely than not be treated as an adjustment to the Purchase Price. If and to the extent that the treatment of an indemnification payment as an adjustment to the Purchase Price is finally determined to be erroneous pursuant to this Section 6.13, the indemnifying party shall be required to pay to the indemnified party the liability for any Taxes incurred by the indemnified party as a result of the receipt of the indemnity payment.

            6.14 CERTAIN DEFINITIONS. For purposes of this Agreement, "Due Date" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions); "Tax" or "Taxes" shall mean taxes (other than those taxes described in Section 6.5 hereof) of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, and shall include any Tax liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify


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

any Person for Taxes, including, without limitation, income, franchise, gross receipts, ad valorem, value added, excise, real or property, asset, sales, use, license, payroll, transaction, capital, net worth, withholding, estimated, social security, utility, workers' compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, together with any interest, penalties or additions with respect thereto and any interest in respect of such additions or penalties; and "Tax Returns" shall mean all returns, reports, statements, declarations, estimates and forms or other documents (including any related or supporting information), required to be filed with respect to any Taxes.

            6.15 CENDANT OPTIONS; HOLDINGS PLAN.

                  (a) Promptly after an exercise of a Cendant Option, Parent (or an Affiliate of Parent) shall provide the Acquiror Sub Surviving Corporation with a report detailing such exercise. On a monthly basis, Parent (or an Affiliate of Parent) shall pay over to the Acquiror Sub Surviving Corporation the amount of all withholding taxes (the "Withholding Taxes") required to be collected by Cendant under applicable law and one-half of the amount of all Employment Taxes (as defined below) required to be paid under applicable law, in each case, in respect of the exercise of such Cendant Options in the preceding calendar month and shall provide a report (the "Tax Report") confirming the exercises occurring during such calendar month. With respect to all Cendant Options outstanding as of the Closing Date held by Affected Employees holding Cendant Options as of the Closing Date ("Optionholders"), so long as an Optionholder continues to be employed by a Transferred Company or other Affiliate of Acquiror, the Cendant Options held by such Optionholder shall continue to vest in accordance with their stated terms without regard to the termination of employment provisions of such Cendant Options, and such Cendant Options shall remain exercisable until the earliest to occur of (i) the date that is one year after the date on which such Cendant Option becomes vested in full, (ii) the date which is one year after the termination of the Optionholder's employment with a Transferred Company or other Affiliate of Acquiror, or (iii) the original expiration date of such Cendant Option. Following the Closing, Acquiror shall deliver, or cause to be delivered to Cendant, (i) on not less than a quarterly basis updated personnel records of all Optionholders (which records shall include address and name change information, work location, and any other information relevant to the withholding of Taxes, and (ii) not less frequently than each pay period, names and dates of termination of employment of Optionholders


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

who terminated employment with the Transferred Companies or other Affiliate of Acquiror during the preceding pay period.

                  (b) Acquiror shall cause the Acquiror Sub Surviving Corporation or any of the Transferred Companies, as the case may be, to pay to the proper Governmental Entity (A) all Withholding Taxes and Employment Taxes received from Parent (or its Affiliate) pursuant to Section 6.15(a) and (B) one-half of the amount of any FICA or FUTA Tax (or any similar employment Taxes required under state or local law) ("Employment Taxes") required to be paid with respect to the exercise of any Cendant Options and (c) all Employment Taxes received from Parent (and its Affiliate) pursuant to Section 6.15(d). In addition, in connection with any payment by the Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies of any amount with respect to the Holdings Plan, the Acquiror Sub Surviving Corporation or any of the Transferred Companies, as the case may be, shall (A) withhold the Withholding Taxes required to be withheld under applicable Law and pay such Withholding Taxes to the proper Governmental Entity and (B) pay to the proper Governmental Entity one-half of the amount of any Employment Taxes that are required to be paid under applicable Law. Acquiror shall cause the Acquiror Sub Surviving Corporation or any of the Transferred Companies, as the case may be, to (A) prepare and file any Tax Returns required to be filed in connection with Withholding Taxes and Employment Taxes within the time and manner prescribed by applicable Law and (B) prepare and provide to persons who exercised such Cendant Options or received payments with respect to the Holdings Plan, any statement, form or other document required to be provided under applicable Law.

                  (c) Unless otherwise required by applicable Law, the parties to this Agreement shall treat, with respect to any payment described in Section 6.15(a) or (b), any amount that is required to be included in the gross income of the holder of any Cendant Option, or a person who receives a payment pursuant to the Holdings Plan, as an amount that may be properly deductible by the Acquiror Sub Surviving Corporation or any of the Transferred Companies, as the case may be, after the Closing Date.

                  (d) In connection with any payment by the Acquiror, the Acquiror Sub Surviving Corporation or any of the Transferred Companies of any amount with respect to the Holdings Plan, Acquiror shall, within a reasonable period prior to the time that Employment Taxes with respect to any such payments are due, provide Parent with sufficient information to enable Parent to determine the total amount of Employment Taxes required to be paid under applicable law. As promptly


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

as practicable after receipt of such information, Parent shall pay over to the Acquiror Sub Surviving Corporation one-half of the amount of all Employment Taxes in respect of any such payments.

                                   ARTICLE VII

             CONDITIONS TO ACQUIROR'S AND ACQUIROR SUB'S OBLIGATIONS

            The obligation of Acquiror and Acquiror Sub under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions, unless waived in writing by
Acquiror:

            7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Holdings contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of such date (except that representations and warranties given as of a specific date need be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Business (disregarding for this purpose any qualification as to materiality or Material Adverse Effect on the Business contained in such representations and warranties).

            7.2 PERFORMANCE. Parent and Holdings shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

            7.3 NO INJUNCTION. No court of competent jurisdiction shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, enjoining or prohibiting the consummation of the transactions contemplated hereby or preventing the conduct of any material portion of the Business after the Effective Time in substantially the same manner as presently conducted.

            7.4 H-S-R ACT. Any waiting periods applicable to the transactions contemplated by this Agreement under the H-S-R Act shall have expired or been terminated.


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

            7.5 REQUIRED APPROVALS. Subject to Section 2.7 hereof, the consents of (a) the Federal Deposit Insurance Corp. and (b) the Utah State Department of Financial Institutions (together, the "Required Approvals") shall have been obtained and shall remain in full force and effect and any statutory waiting periods in respect thereof shall have expired.

            7.6 OPINION OF PARENT AND HOLDINGS' COUNSEL. Parent and Holdings shall have delivered to Acquiror and Acquiror Sub opinions of counsel to Parent and Holdings in the form of EXHIBIT K hereto.

            7.7 FINANCING. Acquiror shall have received the proceeds of the Financing.

            7.8 GOODWILL AMORTIZATION. Acquiror shall have received advice from Deloitte & Touche LLP that under GAAP at the Effective Time, the goodwill generated by the transactions contemplated hereby shall be amortized over forty
(40) years.

                                  ARTICLE VIII

                CONDITIONS TO PARENT'S AND HOLDINGS' OBLIGATIONS

            The obligation of Parent and Holdings under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions, unless waived in writing by
Holdings:

            8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made at and as of such date (except that representations and warranties given as of a specific date need be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had, and is not likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect (disregarding for this purpose any qualification as to materiality or Acquiror Material Adverse Effect contained in such representations and warranties).

            8.2 PERFORMANCE. Acquiror and Acquiror Sub shall have each performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

            8.3 NO INJUNCTION. No court of competent jurisdiction shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, enjoining or prohibiting the consummation of the transactions contemplated hereby.

            8.4 H-S-R ACT. Any waiting periods applicable to the transactions contemplated by this Agreement under the H-S-R Act shall have expired or been terminated.

            8.5 REQUIRED APPROVALS. Subject to Section 2.7 hereof, the Required Approvals shall have been obtained and shall remain in full force and effect and any statutory waiting periods in respect thereof shall have expired.

            8.6 OPINION OF ACQUIROR AND ACQUIROR SUB'S COUNSEL. Acquiror and Acquiror Sub shall have delivered to Parent and Holdings opinions of counsel to Acquiror and Acquiror Sub in the form of EXHIBIT L hereto.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

            9.1 SURVIVAL PERIODS. Each of the representations and warranties made by the parties in this Agreement shall survive the Closing and the Effective Time until the first anniversary of the Closing Date; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 3.2, 3.3(a), 3.4, 3.8, 3.13, 4.2 and 4.3 hereof (the "Surviving Representations") shall survive the Closing without limitation (subject to any applicable statutes of limitations). Except with respect to the Surviving Representations, the parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Parent, the Holdings Surviving Corporation, Acquiror or the Acquiror Sub Surviving Corporation based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles III and IV hereof after the applicable survival period or, except as provided in Section 10.2 hereof, any termination of this Agreement except, in each case, with respect to claims asserted prior to and pending at the time of such expiration. This Section 9.1 shall not limit any covenant or agreement of the parties which contemplates performance after the Effective Time.

            9.2 PARENT'S AND THE HOLDINGS SURVIVING CORPORATION'S AGREEMENT TO INDEMNIFY.

                  (a) Subject to the terms and conditions set forth herein, from and after the Effective Time, each of Parent and the Holdings Surviving Corporation shall indemnify and hold harmless Acquiror and the Acquiror Sub Surviving Corporation and their respective directors, officers, employees and Affiliates and their respective successors and permitted assigns (collectively, the "Acquiror Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Acquiror Damages") asserted against or incurred by any Acquiror Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of Parent or Holdings contained in this Agreement (provided that for purposes of indemnification pursuant to this Section 9.2(a), any breach of any representation or warranty shall be determined without regard to any qualification related to materiality or Material Adverse Effect on the Business); (ii) a breach of any covenant or agreement of Parent, Holdings or the Holdings Surviving Corporation contained in this Agreement; and (iii) the Holdings Retained Liabilities and the Holdings Retained Assets.

                  (b) The obligation of Parent and the Holdings Surviving Corporation to indemnify the Acquiror Indemnitees pursuant to clause 9.2(a)(i) hereof is subject to the following limitations:

                        (i) no indemnification shall be made by Parent or the Holdings Surviving Corporation unless the aggregate amount of Acquiror Damages exceeds $30,000,000 and, in such event, indemnification shall be made by Parent or the Holdings Surviving Corporation only to the extent such Acquiror Damages exceed $18,000,000; PROVIDED, HOWEVER, that the amount of Acquiror Damages for any individual Claim must exceed $250,000, it being acknowledged and agreed that Acquiror Indemnitiees shall not have the right to make a Claim for indemnification under this Agreement in respect of Acquiror Damages in an amount less than $250,000 ("De Minimis Acquiror Claims") and such De Minimis Acquiror Claims shall not count toward the threshold amounts referred to above;

                        (ii) in no event shall the aggregate obligation of Parent and the Holdings Surviving Corporation to so indemnify the Acquiror Indemnitees exceed $500,000,000; and

                        (iii) Parent and the Holdings Surviving Corporation shall be obligated to indemnify the Acquiror Indemnitees only for those claims giving rise to Acquiror Damages as to which the Acquiror Indemnitees have given Parent and the Holdings Surviving Corporation written notice thereof prior to the end of the applicable survival period (as provided for in Section 9.1 hereof); any written notice delivered by an Acquiror Indemnitee to Parent and the Holdings Surviving Corporation with respect to Acquiror Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Acquiror Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

                  (c) The amount of any Acquiror Damages shall be reduced by (i) any amount received by a Acquiror Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (ii) the amount of any Tax Benefit Actually Realized by the Acquiror Indemnitee (or any of its Affiliates) relating thereto. The Acquiror Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Acquiror Indemnitee receives an amount under insurance coverage or from such other party with respect to Acquiror Damages at any time subsequent to any indemnification provided by Parent or the Holdings Surviving Corporation pursuant to this Section 9.2, then such Acquiror Indemnitee shall promptly reimburse Parent or the Holdings Surviving Corporation, as the case may be, for any payment made or expense incurred by Parent or the Holdings Surviving Corporation in connection with providing such indemnification up to such amount received by the Acquiror Indemnitee.

            9.3 ACQUIROR'S AND THE ACQUIROR SUB SURVIVING CORPORATION'S AGREEMENT TO INDEMNIFY.

                  (a) Subject to the terms and conditions set forth herein, from and after the Effective Time, Acquiror and the Acquiror Sub Surviving Corporation shall indemnify and hold harmless Parent, the Holdings Surviving Corporation and their respective directors, officers, employees and Affiliates and their respective successors and permitted assigns (collectively, the "Holdings Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Holdings Damages") asserted against or incurred by any Holdings Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of Acquiror or Acquiror Sub contained in this Agreement (provided that for purposes of indemnification pursuant to this Section 9.3(a), any breach of any representation or warranty shall be determined without regard to any qualification related to materiality or "Acquiror Material Adverse Effect"); (ii) a breach of any covenant or agreement on the part of Acquiror, Acquiror Sub or the Acquiror Sub Surviving Corporation contained in this Agreement; (iii) the Transferred Liabilities; (iv) the Acquiror Sub Retained Liabilities and the Acquiror Sub Retained Assets,

                  (b) Acquiror's and the Acquiror Sub Surviving Corporation's obligation to indemnify the Holdings Indemnitees pursuant to clause 9.3(a)(i) hereof is subject to the following limitations:

                        (i) no indemnification shall be made by Acquiror or the Acquiror Sub Surviving Corporation unless the aggregate amount of Holdings Damages exceeds $30,000,000 and, in such event, indemnification shall be made by Acquiror or the Acquiror Sub Surviving Corporation only to the extent such Holdings Damages exceed $18,000,000; PROVIDED, HOWEVER, that the amount of such Holdings Damages for any individual claim must exceed $250,000; it being acknowledged and agreed that Seller shall not have the right to make a claim for indemnification under this Agreement in respect of any Holdings Damages in an amount less than $250,000 ("De Minimis Holdings Claims"), and such De Minimis Holdings Claims shall not count toward the threshold amounts referred to above;

                        (ii) in no event shall the aggregate obligation of Acquiror and the Acquiror Sub Surviving Corporation to so indemnify the Holdings Indemnitees exceed $500,000,000; and

                        (iii) Acquiror and the Acquiror Sub Surviving Corporation shall be obligated to indemnify the Holdings Indemnitees only for those claims giving rise to Holdings Damages as to which the Holdings Indemnitees have given Acquiror and the Acquiror Sub Surviving Corporation written notice thereof prior to the end of the applicable survival period (as provided in Section 9.1 hereof); any written notice delivered by a Holdings Indemnitee to Acquiror and the Acquiror Surviving Corporation with respect to Holdings Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Acquiror Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

                  (c) The amount of any Holdings Damages shall be reduced by (i) any amount received by a Holdings Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and (ii) the amount of any Tax Benefit Actually Realized by the Holdings Indemnitee (or any of its Affiliates) relating hereto. The Holdings Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a Holdings Indemnitee receives any amount under insurance coverage or from such other party with respect to Holdings Damages at any time subsequent to any indemnification provided by Acquiror or the Acquiror Sub Surviving Corporation pursuant to this
Section 9.3, then such Holdings Indemnitee shall promptly reimburse Acquiror or the Acquiror Sub Surviving Corporation, as the case may be, for any payment made or expense incurred by Acquiror or the Acquiror Sub Surviving Corporation in connection with providing such indemnification up to such amount received by the Holdings Indemnitee.

            9.4 THIRD-PARTY INDEMNIFICATION. The obligations of Parent and the Holdings Surviving Corporation to indemnify the Acquiror Indemnitees under
Section 9.2 hereof with respect to Acquiror Damages and the obligations of Acquiror and the Acquiror Sub Surviving Corporation to indemnify the Holdings Indemnitees under Section 9.3 hereof with respect to Holdings Damages, in either case, resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

                  (a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party obligations under this
Article IX, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Acquiror Indemnitee or the Holdings Indemnitee, as the case may be, against whom such Claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of, and for the account and risk, and at the expense, of, the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                  (b) Anything in this Section 9.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Holdings Indemnitee or the Acquiror Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party, without the prior written consent of the Holdings Indemnitee or the Acquiror Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

                  (c) The indemnifying party and the indemnified party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article IX, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

            9.5 INSURANCE. The indemnifying party shall be subrogated to the rights of the indemnified party in respect of any insurance relating to Acquiror Damages or Holdings Damages, as the case may be, to the extent of any indemnification payments made hereunder.

            9.6 NO DUPLICATION; SOLE REMEDY.

                  (a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

                  (b) Subject to Section 11.11 hereof, the respective rights to indemnification of Parent, the Holdings Surviving Corporation, Acquiror and the Acquiror Sub Surviving Corporation as provided for in Sections 6.2, 9.2 and 9.3, as applicable, for a breach of this Agreement, shall constitute such party's sole remedy for such a breach and the breaching party shall have no other liability or damages to the other party resulting from the breach, except that nothing herein shall relieve a party from liability for fraud.

            9.7 INDEMNIFICATION OF CERTAIN LITIGATION. From and after the Effective Time, each of Parent and the Holdings Surviving Corporation shall continue the defense of, indemnify and hold harmless the Acquiror Indemnitees and the Transferred Companies from and against any Acquiror Damages asserted against or incurred by any Acquiror Indemnitee or any Transferred Company as a result of or arising out of the litigation referred to in item 6 of Section 3.9 of the HOLDINGS DISCLOSURE SCHEDULE, provided that no indemnification shall be made by Parent or the Holdings Surviving Corporation unless the aggregate amount of Acquiror Damages


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

exceeds $500,000 and, in such event, indemnification shall be made by Parent or Holdings Surviving Corporation only to the extent such Acquiror Damages exceed $500,000. Notwithstanding anything to the contrary contained in this Agreement,
(i) the indemnification obligations of Parent and Holdings Surviving Corporation provided under this Section 9.7(a) shall not be subject to the limitations set forth in Section 9.2(b) and (b) shall not be subrogated in respect of any insurance and (ii) any amounts paid hereunder shall not be counted against the amounts set forth in Section 9.2(b).

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

            10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of the parties hereto; or

                  (b) by Parent or Holdings at any time after June 30, 1999;

                  (c) by Acquiror or Acquiror Sub at any time after July 31, 1999;

                  (d) by Parent or Holdings if Acquiror shall notify (or be required under Section 5.8 to notify) Holdings of a Funding Termination Event (unless any Lender whose commitment has been withdrawn or terminated has been replaced with another lending institution of comparable funding resources with an equal or greater commitment on substantially the same terms and subject to substantially the same conditions); or

                  (e) by Parent or Holdings if there shall have occurred any disruption or adverse change, as determined by Parent or Holdings in its sole discretion, in the financial or capital markets generally, or in the markets for bank loan or bridge loan syndication, high yield debt, asset-backed securities or equity securities in particular or affecting the syndication or funding of bank loans or bridge loans (or the refinancing thereof) (each a "Market Event"), provided that Parent or Holdings cannot terminate this Agreement if, after giving written notice to the Lenders of its intent to terminate this Agreement, the Lenders, within three (3)


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

Business Days, confirm in writing that such Market Event will not result in their refusing to comply with their obligations under the Commitment Letters.

            10.2 PROCEDURE FOR, AND EFFECT OF, TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 10.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated pursuant to Section 10.1 hereof:

                  (a) each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 5.4(b) hereof;

                  (b) all filings, applications and other submissions made pursuant hereto shall, at the option of Holdings, and to the extent practicable, be withdrawn from the agency or other Person to which made; and

                  (c) there shall be no liability or obligation hereunder on the part of Parent, Holdings, Acquiror or Acquiror Sub or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives, except that such party may have liability to the other party if the basis of termination is a willful, material breach by such party of one or more of the provisions of this Agreement, and except that (i) the obligations provided for in Sections 5.4 and 11.1 hereof shall survive any such termination and (ii) all of the rights and obligations of each of the parties pursuant to the Confidentiality Agreement shall survive the termination of this Agreement without limitation.

            10.3 ALTERNATIVE TRANSACTION. In the event that a Tax Notification (as defined in EXHIBIT M hereto) shall be delivered, then the parties hereto shall effectuate the transactions set forth in EXHIBIT M hereto.


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

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            11.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all fees, costs and expenses incurred in connection with such transactions will be paid by the party incurring said expenses. Parent, Holdings and the Holdings Surviving Corporation shall indemnify Acquiror, Acquiror Sub and the Acquiror Sub Surviving Corporation for the fees of Chase Securities, Inc. and any other brokerage or similar fees payable in connection with the transactions contemplated hereby based on agreements made by or on behalf of Parent, Holdings, any Transferred Company or their respective Affiliates, and Acquiror and the Acquiror Sub Surviving Corporation shall indemnify Parent, Holdings and the Holdings Surviving Corporation for the fees of Lehman Brothers Inc. and BT Wolfensohn and any other brokerage or similar fees payable in connection with the transactions contemplated hereby based on agreements made by or on behalf of Acquiror, Acquiror Sub or any of their respective Affiliates.

            11.2 AMENDMENT. This Agreement may be modified, supplemented or amended only by a written instrument executed by each of the parties hereto.

            11.3 ENTIRE AGREEMENT. This Agreement (together with the Transaction Agreements, the Disclosure Schedules, Schedules and Exhibits expressly identified or referred to in this Agreement) and the Confidentiality Agreement constitute the entire agreement of the parties with respect to its subject matter, and supersede all prior agreements and understandings of the parties, oral and written, with respect to its subject matter.

            11.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            11.5 NOTICES. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such party as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, PROVIDED, HOWEVER, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

If to Parent or Holdings      PHH Corporation
                              6 Sylvan Way
                              Parsippany, New Jersey 07054
                              Telecopy:  (973) 496-5355
                              Attention: General Counsel

Copies to:                    Cendant Corporation
                              9 West 57th Street
                              37th Floor
                              New York, New York  10019
                              Telecopy:  (212) 413-1922
                              Attention:  General Counsel

                                       and

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              One Rodney Square
                              Wilmington, Delaware 19801
                              Telecopy: (302) 651-3001
                              Attention: Patricia Moran Chuff, Esq.

If to Acquiror or Acquiror Sub:
                              Avis Rent a Car, Inc.
                              900 Old Country Road
                              Garden City, New York 11530
                              Telecopy:  (516) 222-6922
                              Attention: Karen Sclafani, Esq.


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

Copy to:                      White & Case LLP
                              1155 Avenue of the Americas
                              New York, New York  10036
                              Telecopy:  (212) 354-8113
                              Attention: Sean Geary, Esq.

            11.6 WAIVERS. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties hereto with any of the agreements or conditions contained herein of the other party subject to any specific provisions governing the effect of such extensions or waivers. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

            11.7 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any of the conflict of law rules thereof; PROVIDED, that the Merger shall be governed by the TBCA. Each party to this Agreement (a) waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement, (b) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

            11.8 HEADINGS. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

            11.9 ASSIGNMENTS. This Agreement may not be assigned, directly or indirectly, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, that, notwithstanding the foregoing, each of the parties hereto shall have the right to assign any or all of its


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

rights and obligations under this Agreement, collectively or individually, to any of their respective Affiliates; PROVIDED, HOWEVER, that no such assignment shall relieve such party from its obligations under this Agreement.

            11.10 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, such a provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed to be excluded from this Agreement, but without invalidating any of the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that terms of such provision be effectuated as originally contemplated to the fullest extent possible.

            11.11 SPECIFIC PERFORMANCE. Notwithstanding any other provision of this Agreement, the parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

            11.12 INTERPRETATION. All references herein to "$" or "dollars" shall mean United States dollars. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            11.13 NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of Parent, Holdings and their respective successors and permitted assigns, with respect to the obligations of Acquiror and Acquiror Sub under this Agreement, and for the benefit of Acquiror and Acquiror Sub, and their respective successors and permitted assigns, with respect to the obligations of Parent and Holdings, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

                            [SIGNATURE PAGE FOLLOWS]


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

            IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties all as of the date first above written.

                                       PHH CORPORATION


                                       By: /s/ Robert D. Kunisch
                                           ---------------------------
                                             Name: Robert D. Kunisch
                                             Title: President and CEO


                                       PHH HOLDINGS CORPORATION


                                       By: /s/ Robert D. Kunisch
                                           ---------------------------
                                             Name: Robert D. Kunisch
                                             Title: President


                                       AVIS RENT A CAR, INC.


                                       By: /s/ Kevin Sheehan
                                           ---------------------------
                                             Name: Kevin Sheehan
                                             Title: Executive Vice President


                                       AVIS FLEET LEASING AND
                                       MANAGEMENT CORPORATION


                                       By: /s/ Kevin Sheehan
                                           ---------------------------
                                             Name: Kevin Sheehan
                                             Title: Executive Vice President

                                                                      SCHEDULE I

                              TRANSFERRED COMPANIES

      NAME OF COMPANY                    JURISDICTION OF ORGANIZATION
      ---------------                    ----------------------------

PHH Vehicle Management Services, LLC               Delaware
PHH VMS Subsidiary Corporation                     Maryland
D.L. Peterson Trust                                Maryland
JHH Partnership                                    Maryland
PHH Paymentech LLC                                 Delaware
TRAC Funding II, Inc.                              Delaware
TRAC Funding, Inc.                                 Delaware

PHH Commercial Leasing, Inc.                       Maryland
PHH Corner Leasing, Inc.                           Maryland
PHH Page Leasing, Inc.                             Maryland
PHH St. Paul Leasing, Inc.                         Maryland
PHH Continental Leasing, Inc.                      Maryland
PHH Caribbean Leasing, Inc.                        Maryland
PHH Market Leasing, Inc.                           Maryland
PHH Milford Leasing, Inc.                          Maryland
PHH National Leasing, Inc.                         Maryland
PHH Power Leasing, Inc.                            Maryland
PHH Personalease Corp.                             Maryland

Dealers Holdings, Inc.                             Maryland
Williamsburg Motors, Inc.                          Maryland
Edenton Motors, Inc.                               Maryland

Wright Express Corporation                         Delaware
Wright Express Financial Services Corporation      Utah
Wright Express Canada, Inc.                        Canada

PHH Canadian Holdings, Inc.                        Delaware
PHH Vehicle Management Services, Inc.              Canada
Canadian Lease Management, Ltd.                    Canada
PHH Leasing of Canada, Ltd.                        Canada
PHH Deutschland, Inc.                              Maryland

PHH Charitable Trust                               England and Wales

Cendant Business Answers (Europe) PLC              England and Wales
PHH Vehicle Management Services PLC                England and Wales
All Star Petrol Card Limited                       England and Wales
PHH Card Services Ltd.                             England and Wales
PHH Investment Services Ltd.                       England and Wales
PHH Financial Services Ltd.                        England and Wales
PHH Truck Management Services, Ltd.                England and Wales
PHH Leasing (No. 9) Ltd.                           England and Wales

Pointeuro Limited                                  England and Wales
The Harpur Group Limited                           England and Wales
Harpur UK Limited                                  England and Wales
Overdrive Credit Card Limited                      England and Wales
Dialcard Limited                                   England and Wales
Harpur Assets Limited                              England and Wales
Overdrive Business Solutions Limited               England and Wales
Overdrive Fleet Information Services Limited       England and Wales
Dialcard Fleet Services Limited                    England and Wales

                                                                     SCHEDULE II

                               TRANSFERRED ASSETS

      The following assets shall constitute the "Transferred Assets" to be allocated to and vested in Acquiror Sub in the Merger:

      1. All of Holdings' right, title and interest in and to all of the issued and outstanding capital stock and other equity interests of the following Directly Transferred Companies (as defined in the Agreement):

                  PHH Vehicle Management Services, LLC
                  PHH Commercial Leasing, Inc.
                  PHH Corner Leasing, Inc.
                  PHH Page Leasing, Inc.
                  PHH St. Paul Leasing, Inc.
                  PHH Continental Leasing, Inc.
                  PHH Caribbean  Leasing, Inc.
                  PHH Market Leasing, Inc.
                  PHH Milford Leasing, Inc.
                  PHH National Leasing, Inc.
                  PHH Power Leasing, Inc.
                  PHH Personalease Corp.
                  Dealers Holdings, Inc.
                  Wright Express Corporation
                  PHH Canadian Holdings, Inc.
                  PHH Charitable Trust
                  PHH Deutschland, Inc.
                  Cendant Business Answers (Europe) PLC
                  Pointeuro Limited

      2. All right, title and interest in and to all of the properties, assets, rights, claims, contracts and businesses of the entities listed in item 1 above and the Transferred Companies, including, without limitation, all shares of capital stock and other equity interests of all Transferred Companies that are owned by any of the entities listed in item 1 above as of the Effective Time.

                                                                    SCHEDULE III

                            HOLDINGS RETAINED ASSETS

      The following assets shall constitute the "Holdings Retained Assets" which shall be retained by, allocated to and vested in Holdings in the Merger and shall not constitute part of the Transferred Assets allocated to and vested in Acquiror Sub:

      1. All of Holdings' right, title and interest in and to all of the properties, assets, rights, claims, contracts and businesses of Holdings and its subsidiaries and Affiliates immediately prior to the Effective Time, other than the Transferred Assets, including, without limitation, all of the issued and outstanding capital stock and other equity interests of the following corporations and other entities owned, directly or indirectly, by Holdings:

                  PHH Gate Leasing, Inc.
                  PHH 1972 Long Leasing, Inc.
                  PHH Metals Leasing, Inc.
                  PHH ABT Leasing, Inc.
                  PHH Gallop Leasing, Inc.
                  PHH Brunswick Leasing, Inc.
                  PHH Long Leasing, Inc.
                  PHH NLC Leasing, Inc.
                  PHH Inter-Group Leasing, Inc.
                  PHH Star Leasing, Inc.
                  TRAC Funding III, Inc.
                  Cendant Mortgage Corporation
                  Wells Resource/PHH Real Estate Services, LLC
                  Cendant Residential Mortgage Owner Trust
                  Financial Express Mortgage Corporation
                  Coldwell Banker Mortgage Partners, Inc.
                  The Home Mortgage Network, LP
                  Acacia Mortgage, LLC
                  THMN, Inc.
                  Cendant Mobility Services Corporation
                  Cendant International Assignment Services Asia Pacific Ltd. Executrans Canada Ltd.
                  Mobility Funding Corporation
                  PHH Asset Management/Southwest Harvard
                  Cendant Mobility Funding Corporation
                  Cendant Mobility Real Property Services Corporation


                                     III-1

                  PHH Network Services S.A. do C.V.
                  PHH do Brasil Particopacoes Ltda. (Brazil)
                  PHH Asia Corporation
                  PHH Funding Corporation
                  PHH Broker Partner Corporation
                  American Home Mortgage, LLC
                  Speedy Title & Appraisal Review Services Corporation Fairtide Insurance Ltd.
                  PHH Services B.V. Netherlands
                  PHH Auto Finance Corporation
                  PHH Mexico Corporation
                  Atrium Insurance Corporation
                  Peterson, Howell & Heather, Inc.
                  PHH Mortgage Services Corporation
                  PHH Financial Services, Inc.
                  J.W. Geckle Trust
                  PHH Home Equity Ltd.
                  PHH Funding No. 1 PLC
                  PHH Services Ltd.
                  Cendant Business Answers PLC
                  PHH Independent Financial Advisors Ltd.
                  PHH Limited (United Kingdom)
                  PHH Insurance Broking Services Ltd.
                  PHH Ideal Ltd. (United Kingdom)
                  Peterson, Howell and Heather (United Kingdom) Ltd. PHH Leasing (No. 12) Ltd. (United Kingdom)
                  PHH Asset Management Ltd.
                  Cendant Property Services Ltd.
                  Cendant Relocation PLC
                  M.S. Part Exchange Properties Ltd.
                  Coldwell Banker Relocation Services Limited

      2. All right, title and interest in and to all of the properties, assets, rights, claims, contracts and businesses of the entities listed in item 1 above as of the Effective Time.

      3. All right, title and interest in and to the Retained Intellectual Property.

      4. All cash, term or time deposits, lock box receipts, short-term instruments, marketable securities and similar items of Holdings and its subsidiaries and Affiliates, including all proceeds received pursuant to the Holdings Indebtedness.


                                     III-2

                                                                     SCHEDULE IV

                             TRANSFERRED LIABILITIES

      The following liabilities and obligations shall constitute the "Transferred Liabilities" to be allocated to, assumed by, and vested in Acquiror Sub in the Merger:

      1. Subject to the limitations set forth in this Agreement all liabilities and obligations of Holdings arising out of or related to the Holdings Indebtedness pursuant to the Loan Agreement dated January 13, 1999 between Holdings and Parent, including, without limitation, the obligation to repay any and all Loans (as defined therein) upon demand in accordance with the terms of this Agreement.

      2. Any and all liabilities and obligations of the Transferred Companies as of the Effective Time, whether direct or indirect, known or unknown, absolute or contingent, including, without limitation, the Intercompany Indebtedness.

      3. Any and all debts, liabilities and obligations of the Business and the Transferred Companies arising on or after the Effective Time, whether direct or indirect, known or unknown, absolute or contingent.

                                                                      SCHEDULE V

                          HOLDINGS RETAINED LIABILITIES

      The following liabilities and obligations shall constitute the "Holdings Retained Liabilities" to be allocated to, retained by, and vested in Holdings in the Merger and shall not constitute part of the Transferred Liabilities allocated to, assumed by and vested in Acquiror Sub in the Merger:

      1. All liabilities and obligations of Holdings and its subsidiaries and Affiliates immediately prior to the Effective Time, other than the Transferred Liabilities.

                                                                     SCHEDULE VI

                         RETAINED INTELLECTUAL PROPERTY

      The following intellectual property shall constitute the "Retained Intellectual Property" to be allocated to, retained by, and vested in Holdings in the Merger and shall not constitute part of the Transferred Assets allocated to, assumed by and vested in Acquiror Sub in the Merger:

--------------------------------------------------------------------------------
  TRADEMARK     COUNTRY    APP OR REG.   APP. OR REG.   STATUS      FORMER RECORD
                              NUMBER        DATE                        OWNER
--------------------------------------------------------------------------------
BLUE RIBBON   CANADA      TMA420280      12-3-93     REGISTERED   PHH CORPORATION
AUCTION
--------------------------------------------------------------------------------
FLEETLEADER   CANADA      TMA425222      3-18-94     REGISTERED   PHH CORPORATION
AND DESIGN
--------------------------------------------------------------------------------
KEY PLAN      CANADA      TMA308681      11-29-85    REGISTERED   PHH CORPORATION
--------------------------------------------------------------------------------
VALUEPLAN     CANADA      895055         10-30-98    PENDING      PHH CORPORATION
--------------------------------------------------------------------------------
VEHICLE       UNITED      75309319       6-16-97     PENDING      PHH CORPORATION
MAINTENANCE   STATES
ASSISTANCE
PLUS (VMA+)
--------------------------------------------------------------------------------
PHH           CANADA      TMA399270      6-19-92     REGISTERED   PHH CORPORATION
--------------------------------------------------------------------------------
PHH           UNITED      1289659        10-3-86     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH           UNITED      1289660        10-3-86     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH           UNITED      1368918        12-29-88    REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH AND       BENELUX     451893         12-9-88     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       BENELUX     371773         3-11-81     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       CANADA      TMA429246      5-26-95     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       CANADA      TMA400373      7-24-92     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       CANADA      TMA272728      10-15-82    REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------


                                      VI-1

--------------------------------------------------------------------------------
  TRADEMARK     COUNTRY    APP OR REG.   APP. OR REG.   STATUS      FORMER RECORD
                              NUMBER        DATE                        OWNER
--------------------------------------------------------------------------------
PHH AND       CANADA      TMA214224      6-11-76     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       DENMARK     VR52491992     6-19-92     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       EUROPEAN    461277         1-28-97     REGISTERED   PHH CORPORATION
DESIGN        COMMUNITY
              (CTM)
--------------------------------------------------------------------------------
PHH AND       FRANCE      1646254        2-22-91     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       FRANCE      1721175        12-12-88    REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       FRANCE      93451056       1-18-93     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       GERMANY     1064838        6-22-84     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       GERMANY     2913616        3-5-97      REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       ITALY       552656         10-29-91    REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       SPAIN       1294000        5-6-91      REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       SPAIN       1293998        6-18-90     REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       SPAIN       1293999        7-3-90      REGISTERED   PHH CORPORATION
DESIGN
--------------------------------------------------------------------------------
PHH AND       UNITED      1368942        12-29-88    REGISTERED   PHH CORPORATION
DESIGN        KINGDOM
--------------------------------------------------------------------------------
PHH AND       UNITED      1368920        12-29-88    REGISTERED   PHH CORPORATION
DESIGN        KINGDOM
--------------------------------------------------------------------------------
PHH AND       UNITED      1368919        12-29-88    REGISTERED   PHH CORPORATION
DESIGN        KINGDOM
--------------------------------------------------------------------------------
PHH AND       UNITED      1368941        12-29-88    REGISTERED   PHH CORPORATION
DESIGN        KINGDOM
--------------------------------------------------------------------------------
PHH AND       UNITED      1368917        12-29-88    REGISTERED   PHH EUROPE PLC
DESIGN        KINGDOM
--------------------------------------------------------------------------------
PHH AND       UNITED      1307387        11-27-84    REGISTERED   PHH CORPORATION
DESIGN        STATES
--------------------------------------------------------------------------------
PHH AND       UNITED      1665195        11-19-91    REGISTERED   PHH CORPORATION
DESIGN        STATES
--------------------------------------------------------------------------------


                                      VI-2

--------------------------------------------------------------------------------
  TRADEMARK     COUNTRY    APP OR REG.   APP. OR REG.   STATUS      FORMER RECORD
                              NUMBER        DATE                        OWNER
--------------------------------------------------------------------------------
PHH ALL STAR  CANADA      TMA421861      1-7-94      REGISTERED   PHH CORPORATION
--------------------------------------------------------------------------------
PHH ALLSTAR   CANADA      TMA384212      5-10-91     REGISTERED   PHH CORPORATION
AND DESIGN
--------------------------------------------------------------------------------
PHH ALLSTAR   CANADA      TMA384211      5-10-91     REGISTERED   PHH CORPORATION
AND DESIGN
--------------------------------------------------------------------------------
PHH CANADA    CANADA      TMA214476      6-25-76     REGISTERED   PHH CORPORATION
AND DESIGN
--------------------------------------------------------------------------------
PHH FLEETCARD EUROPEAN    799668         5-28-98     PENDING      CENDANT BUSINESS
              COMMUNITY                                           ANSWERS PLC
--------------------------------------------------------------------------------
PHH FLEETCARD UNITED      1289657        10-3-86     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH FLEETCARD UNITED      1289658        10-3-86     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH FLEETLINE UNITED      1494853        7-5-88      REGISTERED   PHH CORPORATION
              STATES
--------------------------------------------------------------------------------
PHH FLEETNET  UNITED      B1523871       1-12-93     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH FLEETNET  UNITED      B1523868       1-12-93     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH FLEETNET  UNITED      B1523869       1-12-93     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH FLEETNET  UNITED      B1523870       1-12-93     REGISTERED   PHH EUROPE PLC
              KINGDOM
--------------------------------------------------------------------------------
PHH           UNITED      B1523867       1-12-93     REGISTERED   PHH EUROPE PLC
FLEETWORKS    KINGDOM
--------------------------------------------------------------------------------
PHH           UNITED      1523866        10-31-94    REGISTERED   PHH EUROPE PLC
FLEETWORKS    KINGDOM
--------------------------------------------------------------------------------
PHH           UNITED      75543156       8-25-98     PENDING      PHH VEHICLE
INTERACTIVE   STATES                                              MANAGEMENT
                                                                  SERVICES
                                                                  CORPORATION
--------------------------------------------------------------------------------
PHH KEY PLAN  CANADA      TMA308680      11-29-85    REGISTERED   PHH CORPORATION
--------------------------------------------------------------------------------
PHH MARKETING CANADA      TMA422228      1-21-94     REGISTERED   PHH CORPORATION
CENTRE
--------------------------------------------------------------------------------
PHH PARTS PLUSUNITED      2131390        4-30-97     REGISTERED   PHH EUROPE PLC
PARTS + AND   KINGDOM
DESIGN
--------------------------------------------------------------------------------
PHH           UNITED      1524863        2-14-89     REGISTERED   PHH CORPORATION
PERSONALEASE  STATES
--------------------------------------------------------------------------------


                                      VI-3

--------------------------------------------------------------------------------
  TRADEMARK     COUNTRY    APP OR REG.   APP. OR REG.   STATUS      FORMER RECORD
                              NUMBER        DATE                        OWNER
--------------------------------------------------------------------------------
PHH SERVICE   UNITED      1523693        1-8-93      REGISTERED   PHH EUROPE PLC
CARD          KINGDOM
--------------------------------------------------------------------------------
PHH SERVICE   UNITED      1523692        1-8-93      REGISTERED   PHH EUROPE PLC
CARD          KINGDOM
--------------------------------------------------------------------------------
PHH SERVICE   UNITED      1523694        1-8-93      REGISTERED   PHH EUROPE PLC
CARD SERVICE  KINGDOM
CARD PHH
--------------------------------------------------------------------------------


                                      VI-4